                                                                    EXHIBIT 10.7

                                    SUBLEASE
                                    --------

            THIS  SUBLEASE  ("Sublease"),  made as of the 4th day of March, 2004 between Millennium  Inorganic Chemicals Inc., a Delaware  corporation,  formerly known as SCM Chemicals  Inc.,  having an office at 20 Wight  Avenue,  Suite 100,
Hunt  Valley,  Maryland  21030  ("Sublessor")  CepTor  Coproration,  a  Delaware
corporation ("Subtenant").

                                   WITNESSETH:

            1. PREMISES: Sublessor leases to Subtenant a portion of the building
(the  "Building")  known as  CenterPointe  on the fifth floor of the Building as shown on the floor plan  attached  hereto as EXHIBIT A-1 and made a part hereof,
(the "Subleased Premises"), upon the terms, conditions, covenants and agreements hereinafter  set forth in this  Sublease.  The  parties  hereto  agree  that for purposes of this Sublease,  the Subleased Premises shall be deemed to constitute
5,196  rentable  square  feet.  Subject  to  the  terms  and  provisions  of the
Underlying  Lease  (as  such  term is  defined  below  in  Paragraph  3) and the reasonable rules and regulations as may be imposed by Sublessor, Subtenant shall have  nonexclusive  access  twenty  four (24)  hours a day seven (7) days a week
(subject to reasonable  security  procedures)  to the main lobby of the Building and  other  Building-wide  common  areas  and the  elevator  banks  serving  the
Subleased Premises.

            2. TERM:  The term of this Sublease  (the "Term") shall  commence on the date (the  "Rent  Commencement  Date")  which is the later of seven (7) days after the date  Sublessor  receives  the  Landlord's  Consent (as such terms are defined  below in  Paragraph  6 herein),  or March 15, 2004 and shall end at the close of  business on December  31,  2006 (the  "Expiration  Date") or upon such earlier date upon which the term of this  Sublease  may expire or be  terminated pursuant to the terms and provisions of this Sublease, including the termination option,  or pursuant to law.  The  Subtenant  shall have a one time  termination option that will allow the  Subtenant to terminate  the Sublease by December 31,
2005  rather  than  the  Expiration  Date.  In order to  exercise  this  option,
Subtenant shall provide written notice to Sublessor, no later than June 30, 2005 of its intention to terminate the Sublease on December 31, 2005. Subtenant shall also  provide  an early  termination  payment  with  said  notice  ("Termination
Payment")  in an amount equal to six (6) months  rent,  which  includes the base rent plus the additional rent in effect as of June 30, 2005.

            3. UNDERLYING LEASE

               a. The  parties  agree that this  Sublease  shall be subject  and subordinate  to all of the terms,  covenants,  conditions  and provisions of the lease dated as of March 19,  1996,  (as amended  periodically  to add and delete additional  rental area) between  CenterPointe  Limited  Partnership as Landlord
("Landlord") and Sublessor as Tenant,  covering the Subleased Premises and other premises in the Building,  (said lease, the "Underlying  Lease").  A copy of the
Underlying  Lease  has been  delivered  to and  examined  by  Subtenant,  and is attached hereto as Exhibit B.

               b. The terms,  covenants,  conditions and provisions contained in the  Underlying  Lease  (including  but not  limited  to the  remedies  provided thereunder) are incorporated herein by reference and shall, as between Sublessor and  Subtenant,  constitute the terms,  covenants,  conditions and provisions of this Sublease,  as if all references to the Landlord  thereunder were references to Sublessor,  and if all references to the tenant thereunder were references to
Subtenant  and as if all  references to the Premises (as such term is defined in the Underlying  Lease)  thereunder  were  references to the Subleased  Premises, except that all references in the  Underlying  Lease as  incorporated  herein by reference,  to  "Tenant's  Personal  Property"  shall apply only to  Subtenant's property except to the extent that they are inapplicable to,  inconsistent  with or modified by the  provisions  of this  Sublease  or  specifically  excluded by
Paragraph  5(u) of this  Sublease.  Subtenant  agrees to faithfully  observe and perform  the  terms,  covenants,  conditions  and  provisions  on its part to be observed and performed hereunder, as well as those terms, covenants,  conditions and  provisions on its part to be observed and performed by the tenant under the
Underlying Lease including,  without limitation, the obligation to pay all rent, additional rent and all other charges and sums thereunder,  except to the extent that they are inapplicable to,  inconsistent with, or modified by the provisions of this Sublease.  Sublessor and Subtenant  hereunder  shall have the respective remedies of Landlord and Tenant under the Underlying Lease. Nothing contained in this  Sublease  shall be  construed  to create  privity of estate or of contract between  Subtenant and Landlord.  Subtenant  shall not do, or permit to be done, any act or thing  which would  constitute  a breach or  violation  of any of the terms, covenants, conditions or provisions of the Underlying Lease.

               c. Subtenant will indemnify and hold Sublessor  harmless from and against all loss, costs,  damages,  expenses and liability,  including,  but not limited to,  reasonable  attorneys' fees, which Sublessor may incur by reason of any  injuries  to person or  property  occurring  in, on or about the  Subleased
Premises or arising by reason of any breach or default  hereunder on Subtenant's part;  any work done in or to the Subleased  Premises by Subtenant or its agents or contractors , or any act, omission,  negligence or other fault on the part of
Subtenant  or  any  of  Subtenant's  agents,   invitees,   vendors,   customers,
contractors,  subtenants,  licensees  or  employees  (collectively,   "Subtenant
Parties") or any accident,  injury or damage  whatsoever to any person or entity occurring  during the Term,  in or about the Subleased  Premises  (except to the extent  caused by the willful  acts or  negligence  of  Sublessor or its agents, invitees,  vendors, customers,  contractors,  subtenants (other than Subtenant),
licensees  or  employees).   The  foregoing  indemnity  shall  be  construed  to
supplement  Subtenant's  obligations in the Underlying Lease, as incorporated in and made a part of this  Sublease.  Subtenant  shall in no case have any  rights with respect to the Subleased Premises greater than  Sublandlord's  rights under the  Underlying  Lease.  Notwithstanding  any other  provision of this Sublease,
Sublessor  shall  have  the  benefit  of  all  rights,  waivers,   remedies  and
limitations of liability  enjoyed by Landlord,  under the Underlying  Lease, but
Sublessor  shall  have  no  obligation   under  this  Sublease  to  perform  the
obligations  of  Landlord  under  the  Underlying  Lease,   including,   without
limitation (i) any obligation to provide  services or maintain  insurance;  (ii)
representations  or warranties of the Landlord under the Underlying Lease; (iii)
in any instance where the consent of Landlord is required under the terms of the
Underlying  Lease,  the consent of Landlord  shall be  required  hereunder  and, unless,  as otherwise  expressly  provided  hereunder,  the consent of Sublessor shall also be required;  and (iv) Sublessor shall not be liable to Subtenant for any failure or delay in Landlord's  performance of its obligations,  as landlord under the  Underlying  Lease (but the  foregoing  shall not  affect  Sublessor's obligations under Paragraph 5(r) hereof).

               d. Sublessor will indemnify and hold Subtenant  harmless from and against any loss,  cost,  damage,  expense  and  liability,  including,  but not limited to,  reasonable  attorneys' fees which Subtenant may incur to the extent arising by reason of any breach or default hereunder, on Sublessor's part, which is not caused (in whole or in part) by the acts or  omission of  Subtenant,  any negligence of Sublessor or the termination of both the Underlying Lease and this
Sublease, but only if caused solely by Sublessor and not permitted hereunder.

                                       2

               e. Sublessor  represents and warrants to Subtenant that Sublessor is the current tenant under the Underlying Lease and has the right to enter into this Sublease subject to obtaining the Landlord's Consent;  the Underlying Lease is in force and effect and has not been modified or amended; a true and complete copy of the  Underlying  Lease  (except  for  certain  amendments  which  do not adversely  affect  Subtenant's  obligations  or rights  under this  Sublease) is attached  hereto as Exhibit B; to the actual  knowledge  of  Sublessor,  neither
Landlord  nor  Sublessor  is in default  under the  Underlying  Lease beyond the expiration of the applicable  grace period set forth  therein;  and there are no subleases  entered  into by  Sublessor  which are  currently in effect and which affect  the  use  and  occupancy  of the  Subleased  Premises.  Sublessor  shall indemnify  Subtenant  from  and  against  any and all  reasonable  out-of-pocket losses,  costs, damages or expenses (including,  without limitation,  reasonable and actual  out-of-pocket  costs and  expenses  for  temporary  office space and additional  construction costs) to the extent caused by the failure of Sublessor to deliver to Subtenant any portion of the Subleased  Premises free and clear of the rights of all  subtenants  and occupants as of the  applicable  commencement date  for  the  Subleased  Premises  in  question  provided  and on the  express condition that Subtenant uses reasonable  effort to mitigate its losses,  costs, damages and expenses.  Sublessor shall not voluntarily  terminate the Underlying
Lease except as otherwise  expressly  provided herein.  Sublessor shall promptly deliver (but in no event more than five days after  receipt) to Subtenant a copy of any notice of default or termination  or any notice  relating to any casualty or taking,  given by  Sublessor  to  Landlord  or  received  by  Sublessor  from
Landlord.

               f. All  capitalized  terms used but not defined herein shall have the respective meanings ascribed to them in the Underlying Lease.

               g. This  Paragraph 3 shall survive any  termination or expiration of this Sublease.

            4. BASE RENT:  Subtenant  shall pay base rent during the Term at the following rates, (the "Base Rent):

            PERIOD                      ANNUAL BASE RENT       MONTHLY BASE RENT
            ------                      ----------------       -----------------

            First Sublease Year (as         $74,043.00             $6,170.25
            such term is defined below   ($14.25 per rentable
            in Paragraph 4 (b)           square foot)

            Second Sublease Year            $76,277.28             $6,356.44
                                         ($14,68 per rentable
                                         square foot)

            Third Sublease Year             $65,469.60             $6,546.96
                                         ($15.12 per rentable
                                             square foot)

                                       3

               a. Base Rent shall be payable in equal  monthly  installments  in advance on the first day of each month  during the Term  commencing  on the Rent
Commencement Date

               b. As used  herein the term "Rent  Commencement  Date" shall mean the earlier of March 1, 2004, or the first day on which  Subtenant  occupies all or  substantially  all of the Subleased  Premises;  and the term "Sublease Year"
shall mean the 12-month period  commencing on the Rent  Commencement Date or any anniversary of the Rent  Commencement Date occurring during the Term except that the fourth Sublease Year shall be the period commencing on the third anniversary of the Rent Commencement Date and ending on the Expiration Date.

               c.  SUBTENANT  IMPROVEMENTS:   Sublessee  shall  provide  at  its
expense,  the  build  out of the  Subleased  Premises  based on the  improvement requirements  agreed  to by  Subtenant  and  Sublessor  as  provided  for in the
Approved  Space  Plan  attached  hereto  as  Exhibit  C and as  approved  by the
Sublessor's Landlord.

               d.  Sublessor  shall  sell  and  Subtenant  shall  purchase  from
Sublessor,  furniture  identified  in the Premises  and marked with  Subtenant's name.  Subtenant  shall pay  Sublessor  the sum of one dollar ($1) for furniture which is sold in "as is"  condition and without  warranties of any kind,  either expressed or implied

               e.  Services  and  Utilities  shall be provided to  Subtenant  as detailed in Paragraph 11 of the Underlying Lease.

            5. SPECIFIC  COVENANTS OF THE PARTIES:  Notwithstanding  anything to the contrary  contained herein or in the Underlying  Lease, the parties agree as follows:

               a.  ADDITIONAL  RENT The rent reserved  under this Sublease shall consist of the Base Rent described in Paragraph 4 above and the additional  rent payable hereunder.

                   (i)  Subtenant  shall pay to  Sublessor  as  additional  rent
("Additional  Rent")  all  other  sums of money  which  become  due and  payable
hereunder   including,   but  not   limited  to  the   payment  of   Subtenant's
proportionateshare  of the  Tenant's  Share of  Increased  Operating  Costs  and
Subtenant's proportionateshare of the Tenant's Fractional Share of Excess Taxes,
as such terms are defined in the Underlying  Lease. All Additional Rent shall be due and payable by Subtenant within thirty (30) days of invoicing by Sublessor.

                   (ii) For purposes of calculating  Additional  Rent, such sums shall be allocated  based on a fraction,  the numerator of which is the rentable square feet of the Subleased  Premises  leased by Subtenant from Sublessor under this  Sublease,  and the  denominator  of which is the total  Rental Area of the
Building leased by Sublessor from Landlord under the Underlying  Lease.  For the purposes of this Sublease, the Subtenat's proportionate share of the Sublessor's share shall be nineteen and a half (19.5%) percent.

                   (iii)  The  base  tax  year  for   purposes  of   calculating
Subtenant's Additional Rent shall be June 1, 2003 to May 31, 2004.

                                       4

                b. Subtenant does hereby covenant and agree to pay the Base Rent and  Additional  Rent to  Sublessor  as and when the same  shall  become due and payable as herein provided and except as otherwise specifically provided herein, without  demand  therefor  and without any setoff or deduction  whatsoever;  and keep,  observe  and perform  and permit no  violation  of, each and every of the covenants,  agreements, terms, provisions and conditions herein contained on the part of Subtenant to be kept, observed or performed.

                c. If Subtenant shall pay Base Rent, or any Additional Rent more than seven (7) days  after the same is due and  payable,  Subtenant  shall pay a late payment  charge  equal to six (6%)  percent of the amount due.  Such amount shall be payable as Additional Rent hereunder,  and shall be payable in addition to any interest  payable on such late payment of Base Rent,  Additional  Rent or other charges.  Notwithstanding the foregoing, Sublessor will be entitled to the late payment charge during any calendar year only if Subtenant has failed to pay
Base Rent or any  Additional  Rent  within  seven (7) days after same is due and payable on two prior occasions during such calendar year.

                d. USE:  Subtenant  shall use and occupy the Subleased  Premises only for the uses permitted  under the Underlying  Lease and which shall, in all events,  be in compliance  with all legal  requirements  and in keeping with the character of the Building, and for no other purpose.

                e.  CONDITION  OF SUBLEASED  PREMISES  Sublessor  and  Subtenant
covenant and agree that  Subtenant is leasing the subleased  premises in its "AS
IS"  condition  on the date hereof and  Sublessor  shall have no  obligation  to perform any work to the  Subleased  Premises  or to any part of the  Building to prepare the Subleased Premises for occupancy by Subtenant other than as outlined in  Paragraph  4(c)  hereof.  Sublessor  makes  no  representation  or  warranty regarding the condition of the Subleased Premises,  or the Building, or title to the Subleased Premises, except that Sublessor is the tenant under the Underlying
Lease. In making and executing this Sublease,  Subtenant has not relied upon, or been induced by, any statements or  representations  of any persons,  other than those, if any, set forth expressly in this Sublease with respect to the physical condition of the Subleased  Premises,  or the  Building,  or of any other matter affecting the Subleased Premises, or this transaction,  which might be pertinent in considering  the  subleasing of said  Subleased  Premises or the execution of
this  Sublease.   Subtenant  has,  on  the  contrary,   relied  solely  on  such
representations,   if  any,   as  are   expressly   made   herein  and  on  such
investigations,  examinations and inspections as Subtenant has chosen to make or have made.  Subtenant  acknowledges  that  Sublessor has afforded  Subtenant the opportunity for full and complete investigations,  examinations, and inspections that Subtenant has deemed  necessary in order to agree to sublease the Subleased
Premises. If any alterations, improvements or other work is required in order to separate the  Subleased  Premises  from the balance of the  premises  demised to
Sublessor under the Underlying Lease, or properly demise the Subleased  Premises to Subtenant,  same shall be performed by Subtenant after receiving  Sublessor's written  consent and at Subtenant's  own cost and expense in accordance with the terms and provisions of this Sublease except as otherwise  provided in Paragraph
4(c) hereof.  All trade  fixtures,  furniture,  furnishings  and other  personal property  currently  located in the Subleased  Premises will be removed prior to the applicable Rent Commencement  Date except for those furniture,  fixtures and other personal  property of Sublessor  purchased by Subtenant under the terms of
Paragraph 4(d) hereof.

                f.  NOTICES  AND  PAYMENTS:  Notices  and  other  communications hereunder  shall  be in  writing  and  shall  be  given  or made  by  nationally recognized  overnight  courier  service  providing for overnight  delivery (e.g.

                                       5

Federal Express,  DHL) or United States certified or registered mail with return receipt  requested,  provided the sender shall obtain a written receipt for such delivery.  All notices shall be deemed given when received,  when  acceptance of delivery is refused, or when delivery is attempted but cannot be effectuated (as evidenced by the return receipt).  All notices to Sublessor shall be given to it at the address set forth above.  All notices to  Subtenant  shall be given to it prior to the Rent  Commencement  Date,  at its address set forth above and on or after the Rent  Commencement at the Subleased  Premises in both instances to the attention of Stuart G. Breslow,  Deputy General Counsel. Either party may change its address or addresses for notice given under this paragraph.

                g. TIME LIMITS: The time limits provided in the Underlying Lease for the giving of notices, making demands,  performance of any act, condition or covenant,  or the exercise of any right,  remedy or option,  are changed for the purposes of this Sublease,  by lengthening the same in each instance by five (5)
days (except  that if the time limit  provided in the  Underlying  Lease for the giving of any  notice,  making any  demand,  performing  any act,  condition  or covenant or exercising any right shall be seven (7) days or less, then such time limit shall be changed by lengthening the same by three (3) days so that notices may be given, demands made, or any act, condition or covenant performed,  or any right, remedy or option hereunder exercised,  by Sublessor or Subtenant,  as the case may be (and each party  covenants that it will do so) within the time limit relating thereto contained in the Underlying Lease.

                h. TERMINATION OF UNDERLYING LEASE If for any reason the term of the Underlying  Lease is terminated or expires prior to the  expiration  date of this Sublease, this Sublease shall thereupon automatically be terminated.

                i. CASUALTY AND  CONDEMNATION:  Upon the occurrence of a fire or other  Casualty or a  condemnation  or taking which permits the Tenant under the
Underlying  Lease to terminate the  Underlying  Lease  pursuant to Section 17 or
Section 18 of the  Underlying  Lease,  Sublessor  shall  have the right,  at its election,  to  terminate  the  Underlying  Lease  without  the prior  consent of
Subtenant,  in which event this Sublease shall automatically  terminate (without any  liability  to  Sublessor).

               j.  ASSIGNMENT AND SUBLETTING

                   (i) PROHIBITED WITHOUT SUBLESSOR'S CONSENT:  Subtenant agrees for itself and its permitted  successors and assigns in interest  hereunder that it will not assign or otherwise  transfer,  mortgage or otherwise  encumber this
Sublease or any of its rights  hereunder;  sublet the Subleased  Premises or any part  thereof or permit the  occupancy or use of the  Subleased  Premises or any part thereof by any person other than Subtenant; and/or permit the assignment or other  transfer  of this  Sublease or any of  Subtenant's  rights  hereunder  by operation of law (each of the events referred to in this foregoing  clause being hereinafter  referred to as a "Transfer"),  without the prior written consent of
Sublessor  in each  instance  first  obtained,  which  consent  may be  given or withheld in Sublessor's sole and absolute subjective  discretion and any consent given shall not constitute a consent to any subsequent  Transfer.  Any attempted
Transfer without Sublessor's consent shall be null and void and shall not confer any rights upon any  purported  transferee,  assignee,  mortgagee,  sublessee or occupant.  No  Transfer,  regardless  of whether  Sublessor's  consent  has been granted  or  withheld,  shall be deemed  to  release  Subtenant  from any of its obligations  hereunder  or to alter,  impair or release the  obligations  of any

                                       6

person  guaranteeing  the obligations of Subtenant  hereunder.  Subtenant hereby indemnifies  Sublessor against  liability  resulting from any claim made against
Sublessor by any assignee or subtenant or by any broker claiming a commission in connection with the proposed Transfer. In the event Sublessor shall consent to a
Transfer of this Sublease; any option which Subtenant may have to renew the Term shall be null and void.

                   (ii)  Provided  Subtenant  is not  in  default  of any  term, covenant or condition of this Sublease, Subtenant shall have the right to assign this  Sublease  or sublet the  Subleased  Premises  to a parent,  subsidiary  or affiliate  corporation of Subtenant without the consent of Sublessor.  Subtenant shall deliver  written notice to Sublessor of any such  Transfer.  The foregoing waiver  of right  to  consent  does not  constitute  a  waiver  of the  right of
Sublessor to consent to any Transfer not specifically permitted hereby.

                   (iii)  RENTS  FROM  TRANSFER:  In the event  Sublessor  shall consent to a  Transfer  of this  Sublease  and the amount of the rents (or other compensation) to be paid to Subtenant by any such transferee is greater than the rents required to be paid by Subtenant to Sublessor pursuant to this Sublease or a  premium  is to be paid  to  Subtenant  for an  assignment  of this  Sublease,
Subtenant shall pay Sublessor fifty percent (50%) of any such excess or any such premium,  as the case may be, less any  improvement  allowance or other economic concessions  (planning  allowance,  moving expense,  etc.), paid by Subtenant to sublesee;  broker's  commissions;  reasonable  attorney's  fees;  and  costs  of advertising  and/or  promoting the space for sublease,  upon receipt  thereof by
Sublessor from such transferee.

                   (iv) PROCEDURE FOR OBTAINING LANDLORD'S CONSENT: In the event that at any time or from  time to time  prior to or during  the Term,  Subtenant desires to Transfer this Sublease,  in whole or in part, whether by operation of law or otherwise,  Subtenant shall submit to Sublessor for its  consideration in writing,  the  name  and  address  of the  proposed  subtenant  or  assignee,  a reasonably detailed statement of the proposed subtenant's or assignee's business and reasonably  detailed  financial  references and  information  concerning the financial  condition of the proposed subtenant or assignee,  a disclosure of the rents to be paid by any subtenant in excess of the rents  reserved  hereunder or the premium to be paid for the assignment, and if a subletting, a description of the  area of the  Subleased  Premises  to be  sublet.  Subtenant  agrees  to pay
Sublessor an amount not to exceed five hundred  dollars  ($500.00) for all costs incurred  by  Sublessor  in  connection  with any actual or  proposed  Transfer, including,  without  limitation,  the costs of making  investigations  as to the acceptability  of a proposed  subtenant or assignee and legal costs  incurred in connection with any requested consent.

                   (v) Sublessor's  consent to an assignment of this Lease shall be effective  upon the execution by Subtenant,  the assignee and Sublessor of an assignment  document  prepared by Sublessor in which the assignee shall agree to assume,  observe,  perform and be bound by all of Subtenant's  obligations under this  Lease and  Subtenant  shall  agree to  remain  primarily  liable  for such obligations.

                   (vi) Any consent by  Sublessor  to a  subletting  of all or a portion  of the  Premises  shall be  deemed  to have  been  given  only upon the delivery by Sublessor to Subtenant of a consent  document  prepared and executed by Sublessor expressly consenting to such subletting.

                k.  HOLDING  OVER:  Subtenant  agrees  to vacate  the  Subleased
Premises at the end of the Term and  Sublessor  shall be entitled to the benefit of all summary  proceedings to recover  possession of the Premises at the end of the Term. If Subtenant remains in possession of the Subleased Premises after the expiration  of the Term,  such action shall not renew this Sublease by operation of law and nothing herein shall be deemed as consent by Sublessor to Subtenant's remaining in the Subleased Premises.  If Subtenant fails to vacate the Subleased

                                       7

Premises  as   required,   Sublessor   may   consider   Subtenant  as  either  a
"Subtenant-at-Will"  (i.e.  month-to-month  subtenant) liable for the payment of
rent  at  the  then  market  rate  as   determined   by   Sublessor   or,  as  a
"Tenant-Holding-Over"  liable for an amount equal to the actual damages incurred by  Sublessor  as a result  of  Subtenant's  holding  over,  including,  without limitation, all incidental, prospective and consequential damages and attorney's fees,  but in no event shall such  amount be less than an amount  equal to twice the Base Rent and Additional Rent , reserved hereunder, applicable to the period of the holdover.  In either event,  all other covenants of this Sublease and the
Underlying Lease shall remain in full force and effect.

                1. BROKER: Subtenant and Sublessor each represent and warrant to the other that the other party did not negotiate  through,  or communicate with, any broker in connection with this transaction  other than Trammell Crow Company on behalf of the Sublessor and Robert  Manekin  Partners,  LLC, on behalf of the
Subtenant,  (collectively the "Brokers").  The Brokers shall be paid commissions by Sublessor and Subtenant pursuant to separate agreements.  Subtenant agrees to indemnify,  defend and hold  Sublessor  harmless  from and  against  any and all claims,  loss,  liability,  costs and expenses  (including,  without limitation, reasonable  counsel  fees),  resulting  from any claims that may be made against
Sublessor  by any broker or other  person  claiming a  commission,  fee or other compensation by reason of this transaction,  if the same shall arise by, through or on account of any act of Subtenant or its  representatives.  Sublessor agrees to indemnify,  defend and hold  Subtenant  harmless from and against any and all claims,  loss,  liability,  costs and expenses  (including,  without limitation, reasonable  counsel  fees),  resulting  from any claims that may be made against
Subtenant  by any broker or other  person  claiming a  commission,  fee or other compensation by reason of this transaction,  if the same shall arise by, through or on account of any act of Sublessor or its representatives.  The provisions of this clause shall not be construed to be for the benefit of any third party.

                m. NO SERVICES BY SUBLESSOR:  Subtenant  agrees and acknowledges that Sublessor is not in control of the Subleased  Premises,  the Building or of any of the services or facilities  that may be appurtenant to or supplied at the
Subleased Premises or by Landlord,  including, without limitation,  electricity, heat, air conditioning,  water, elevator service, repairs, maintenance, painting and parking  facilities.  Sublessor  shall not be responsible for any failure or interruption,  for any reason whatsoever,  of any of such services or facilities to be provided by Landlord or to be provided by Sublessor,  and Subtenant agrees that no failure to furnish,  or interruption of, any such services or facilities shall  give  rise  to an  abatement,  diminution  or  reduction  of  Subtenant's obligations  hereunder  whether in whole or in part, any constructive  eviction, whether  in whole or in part,  or any  liability  on the part of  Sublessor.  If
Subtenant shall require any service or utility in excess of those provided under the Underlying Lease at no cost or expense to the Tenant  thereunder,  Subtenant shall pay all  costs and  expenses  incurred  by  Sublessor  in  providing  same together with a three percent (3%) administrative charge.

                n. RENT  ABATEMENT:  Subtenant shall not be entitled to any rent abatement pursuant to the Underlying Lease, as incorporated  herein by reference unless,  and to the  extent,  Sublessor  shall  receive  a rent  abatement  from
Landlord pursuant to the Underlying Lease, as incorporated  herein by reference, with respect to all or part of the Subleased Premises.

                o.  RECORDATION:  This  Sublease  shall not be  recorded  in any public office.

                                       8

                p. SIGNS:  Subtenant  may not place any sign in the  interior of the Subleased  Premises if it is visible outside of the Subleased  Premises,  on the exterior of the Subleased Premises,  anywhere in the Building outside of the
Subleased  Premises or anywhere on the exterior of the Building in each instance without Sublessor's  consent,  which consent will not be unreasonably  withheld.
Subtenant  will be permitted  to have signage  identity on the fifth (5th) floor and in the Building's lobby directory.

                q. REFUSAL BY SUBLESSOR:  Whenever pursuant to the terms of this
Sublease,  or the Underlying  Lease,  Subtenant  shall be required to obtain the consent or approval  of  Landlord,  and  Subtenant  delivers to the  Sublessor a request that Landlord give such consent or approval,  then  Sublessor  agrees to deliver  such  request to Landlord  promptly  (but in any event  within five (5)
days) after its receipt by  Sublessor.  If after such  delivery of a request for
Landlord to give its consent or approval, Landlord fails or refuses to give such consent or approval,  then,  regardless of whether the Underlying Lease provides that such consent or approval shall not be unreasonably withheld and/or delayed,
Sublessor shall have no liability to Subtenant as a result thereof and Sublessor shall have no obligation to obtain such consent.  Notwithstanding the foregoing, if the consent or approval of Landlord is required, Landlord fails or refuses to give such consent or approval pursuant to the Underlying Lease, where Landlord's consent or approval is not to be  unreasonably  withheld  and  Subtenant in good faith believes that Landlord  unreasonably  withheld its consent or approval and promptly after such failure or refusal by Landlord, Subtenant notifies Sublessor of such good faith belief,  then Sublessor agrees to use reasonable efforts (but at no cost,  expense or liability to  Sublessor)  to cause  Landlord to give its consent or approval to  Subtenant  with respect to the matter in question and if pursuant to the Underlying Lease, Landlord is required to provide or perform any service or  obligation,  Landlord  fails to provide or perform  such  service or obligation  and Subtenant  notifies  Sublessor of such failure,  then  Sublessor agrees to use  reasonable  effort,  including,  if reasonably  appropriate,  the commencement of a lawsuit (but at no cost, expense or liability to Sublessor) to cause Landlord to provide or perform such service or obligation.

                r.   ALTERATIONS:   Subtenant   shall   make   no   alterations,
installations,  changes,  renovations,  additions,  replacements or improvements
("Alterations")  on or about the Subleased  Premises  without,  in each instance obtaining  the prior written  consent of Sublessor and complying  with the terms and  provisions of the Underlying  Lease.  Notwithstanding  the  foregoing,  the consent of Sublessor to an Alteration will not be  unreasonably  withheld if the
Alteration will not adversely  affect any structural or exterior  element of the
Building, any area or element of the Building outside of the Subleased Premises, or any Building system, either the consent of Landlord is not required under the
Underlying Lease or such consent has been obtained and, if required  pursuant to the Underlying  Lease or by Landlord,  Subtenant agrees to restore the Subleased
Premises at the  expiration  or early  termination  of the Term to its condition prior to such  Alteration.  All  Alterations  will be performed  by  contractors previously approved by Sublessor, such approval not to be unreasonably withheld.
Sublessor has no objection to Subtenant removing,  prior to the end of the Term, any generator or communication  equipment installed in the Subleased Premises by
Subtenant,  provided that the foregoing is permitted under the Underlying Lease, or consented to in writing by Landlord in either  instance  with no liability or obligation to Sublessor.  With respect to each  Alteration,  Subtenant  will not have the obligation to restore the Subleased Premises at the expiration or early termination of the Term, to its condition prior to such Alteration, if Sublessor has no restoration  obligation with respect to such  Alteration  pursuant to the
Underlying  Lease or Landlord  agrees,  in writing,  that Sublessor will have no restoration  obligation with respect to such Alteration and such Alteration is a customary and standard subtenant improvement for premises used as office space.

                                       9

                s. SECURITY DEPOSIT: Upon execution of this Sublease,  Subtenant shall pay to Sublessor a security  deposit in the amount of  $18,510.75  that is equivalent to three- (3) months rent. On the first and second anniversary of the
effective  date  of  this  Sublease,   the  Subtenant  will  provide   financial
information  to the Sublessor for review.  If, in the opinion of the  Sublessor, the financial  condition of the Subtenant on each  anniversary is at least equal to or better than its  financial  condition at the  inception of this  Sublease, then the Sublessor  will return the  equivalent of one months  security  deposit
($6,170.25)  following each  anniversary,  provided all other obligations of the
Subtenant have been met.

                t. PARKING: Subject to the terms and provisions of Article 34.20 of the Underlying Lease,  Subtenant shall have the right to use four (4) covered reserved parking spaces at the Building.  The balance of the parking spaces both covered and  uncovered  will be a part of the five  hundred and sixty (560) free parking  spaces  providing  at a ratio of 4.4  spaces per one  thousand  (1,000)
rentable  square  feet.  Roughly  one-third of the spaces are under cover in the
Building's attached enclosed parking deck,  providing a ratio of one (1) covered reserved parking space per one thousand (1,000) rentable square feet.

                u.  INAPPLICABLE  PROVISIONS:  The  following  provisions of the
Underlying  Lease shall not be part of, and shall not apply to,  this  Sublease:
Paragraphs  3, 4, 5, 6.1,  16, the  second  paragraph  under  25.2,  32,  34.20,
Schedule A and  Schedule X. The terms of this  Sublease  shall  control over any conflicting provisions of the Underlying Lease.

                v.  SUBORDINATION:  This Sublease and the Term and estate hereby granted are and shall be subject and  subordinate  to the lien of each  mortgage which may now or at any time  hereafter  affect  the  Building  or Sub  lessor's interest  therein,  the  Underlying  Lease  and all other  matters  to which the
Underlying Lease is subject.  The foregoing  provision for the  subordination of this Sublease and the Term and estate hereby granted shall be self-operative and no further  instrument shall be required to effect any such subordination -- but
Subtenant  shall,  however,  upon  request  by  Sublessor,  at anytime or times, execute and deliver any and all reasonable  instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.

            6.  LANDLORD'S  APPROVAL:  This Sublease  shall have no effect until
Landlord shall have delivered to Sublessor its written  consent to this Sublease
(the "Landlord's  Consent") and Sublessee shall not make any improvements to the
Premises in accordance with Exhibit C of Paragraph 4c until  Sublessor  receives written consent from the Landlord.  Sublessor agrees to use reasonable effort to obtain the Landlord's Consent.

            7. APPORTIONMENT:  If the Term does not commence on the first day of a month or end on the last day of a month,  Base Rent,  Additional  Rent and all other charges for the partial month(s) will be apportioned.

            8. AMENDMENT OF UNDERLYING LEASE:  Sublessor shall have the right to modify or amend the  Underlying  Lease  without  the prior  written  consent  of
Subtenant,  unless  such  modification  or  amendment  shortens  the term of the
Underlying Lease, terminates this Sublease, reduces any rights or services to be provided to Subtenant under this Sublease, or the Underlying Lease increases any financial  obligation  of  Subtenant  hereunder,  increases  (other  than  in an insignificant  manner) any non-financial  obligation of Subtenant hereunder,  in which event  Subtenant's  consent  (not to be  unreasonably  withheld),  to such modification  or amendment  shall be required and any reference in this Sublease

                                       10

to the Underlying Lease,  shall mean the Underlying Lease as modified or amended from time to time,  provided that if Subtenant  properly  withholds its consent,
Subtenant shall not be subject to the terms and provisions of such  modification or amendment.

            9.  GOVERNING  LAW:  Irrespective  of  the  place  of  execution  or performance,  this  Sublease  shall be governed by. and  construed in accordance with, the laws of the State of Maryland.

            10. INSURANCE

                a. SUBTENANT'S INSURANCE Subtenant, at its expense, shall obtain and maintain in effect,  as long as this Sublease remains in effect,  and during such  other  time as  Subtenant  occupies  the  Subleased  Premises  or any part thereof, insurance policies in accordance with the following provisions:

                b. COVERAGE:

                   (i) COMMERCIAL GENERAL LIABILITY INSURANCE policy,  including insurance  against assumed or contractual  liability  under this Sublease,  with respect  to the  Subleased  Premises,  to afford  protection  with  limits,  per occurrence,  of no less than two million dollars  ($2,000,000),  combined single limit,  with respect to personal  injury,  bodily injury,  including  death, and property  damage and four million  dollars  ($4,000,000)  aggregate  (occurrence form).

                   (ii) ALL-RISK  PROPERTY  INSURANCE  POLICY,  including theft, written  at  replacement  cost  value  and with  replacement  cost  endorsement, covering all of  Subtenant's  Personal  Property in the  Subleased  Premises and
covering loss of income resulting from casualty, such insurance to provide for a deductible not greater than five hundred thousand dollars ($500,000.00).

                   (iii)  WORKER'S  COMPENSATION  OR  SIMILAR  INSURANCE  POLICY
offering statutory coverage and containing  statutory limits, which policy shall also  provide  Employer's  Liability  Coverage  of not less  than  five  hundred thousand dollars ($500,000.00) per occurrence.

                   (iv)  Subtenant  shall  require any  construction  contractor retained by it to perform work on the Subleased  Premises to carry and maintain, at no expense to  Sublessor,  during such times as  contractor is working in the
Subleased  Premises,  a NON-DEDUCTIBLE  COMMERCIAL  GENERAL LIABILITY  INSURANCE
POLICY,   including,  but  not  limited  to,  CONTRACTOR'S  LIABILITY  COVERAGE,
CONTRACTUAL  LIABILITY  COVERAGE,  COMPLETED  OPERATIONS  COVERAGE,  broad  form property damage endorsement and contractor's  protective liability coverage,  to afford  protection with limits per person and for each  occurrence,  of not less than two  million  dollars  ($2,000,000.00),  combined  single  limit,  and with respect to personal injury and death and property  damage,  four million dollars
($4,000,000.00) aggregate (occurrence form) and two million dollars ($2,000,000)
aggregate completed operations;  automobile liability insurance in the amount of one million dollars ($1,000,000.00)  combined single limit for bodily injury and property damage;  and worker's  compensation  insurance or similar  insurance in form and amounts as required by law.

                   (v)   Notwithstanding   anything  set  forth  above  in  this
Paragraph  10 to the  contrary,  all dollar  limits  specified  herein  shall be

                                       11

increased  from time to time as  reasonably  necessary  to  effect  economically equivalent  insurance  coverage,  or coverage  deemed  adequate in light of then existing circumstances.

                c. POLICIES:  Such policies  shall be maintained  with companies licensed to do business in the State where the  Subleased  Premises  are located and in form  reasonably  acceptable  to Sublessor and will be written as primary policy coverage and not  contributing  with, or in excess of, any coverage which
Sublessor  shall carry.  Such policies  shall be provided on an occurrence  form basis unless  otherwise  approved by Sublessor  and shall  include  Sublessor as additional insured as to coverage under Paragraphs 10(b)(i) and 10(b)(iv).  Such policies  shall also contain a waiver of  subrogation  provision and a provision stating that such policy or policies shall not be canceled, non-renewed, reduced in coverage or materially altered except after thirty (30) day's written notice, said notice to be given to  Sublessor,  Attention:  Legal  Department.  All such policies of insurance  shall be effective as of the date Subtenant  occupies the
Subleased Premises and shall be maintained in force at all times during the Term of this  Sublease and all other times during  which  Subtenant  shall occupy the
Subleased  Premises.  Subtenant  shall  deposit  the policy or  policies of such
required  insurance  or  certificates   thereof  with  Sublessor  prior  to  the
Commencement Date.

                d. TENANT'S FAILURE TO INSURE: If Subtenant shall fail to obtain insurance  as required  under this  Paragraph,  Sublessor  may, but shall not be obligated to obtain such insurance,  and in such event,  Subtenant shall pay, as
Additional Rent, the premium for such insurance upon demand by Sublessor.

                e. COMPLIANCE WITH POLICIES:  Subtenant shall not do or allow to be done, or keep, or allow to be kept,  anything in, upon or about the Subleased
Premises which will contravene  Sublessor's  policies  insuring  against loss or
damage  by  fire,  other  casualty,  or  any  other  cause,   including  without
limitation,  public  liability,  or which will prevent  Sublessor from procuring such policies in companies acceptable to Sublessor. If any act or failure to act by Subtenant in and about the Building and the  Subleased  Premises  shall cause the rates with respect to Sublessor's  insurance policies to be increased beyond those rates that would  normally  be  applicable  for such  limits of  coverage,
Subtenant  shall pay, as Additional  Rent, the amount of any such increases upon demand by Sublessor.

                f. WAIVER OF RIGHT OF RECOVERY: Neither party shall be liable to the other party or to any insurance company (by way of subrogation or otherwise)
insuring  the other party,  for any loss or damage to any Building  structure or other tangible property, or loss of income resulting therefrom,  or losses under worker's  compensation  laws and benefits  even though such loss or damage might have been  occasioned by the negligence of such party,  its agents or employees.
The provisions of this Paragraph 10(f) shall not limit the  indemnification  for liability  to third  parties  pursuant to Paragraph  3.  Sublessor  shall not be obligated to repair any damage to Subtenant's  Personal  Property or replace the same.

                g. SUBLESSOR'S  INSURANCE:  Sublessor shall carry  comprehensive general  liability  insurance with regard to the Property and all-risk  property insurance on the Property,  including Subtenant Improvements and Alterations but excluding Subtenant's Personal Property.

                                       12

            11. MISCELLANEOUS

                a. PRIOR UNDERSTANDINGS -- ENTIRE AGREEMENT:  All understandings and  agreements  heretofore  had between the parties are merged in this Sublease and any other written agreement(s) made concurrently herewith, which alone fully and completely  express the agreement of the parties.  This Sublease  contains a complete  statement of all the agreements and  arrangements  between the parties with respect to its subject  matter and cannot be changed or terminated  orally.
This  Sublease  shall be  construed  without any  presumption  against the party drafting this Sublease or causing the same to be drafted.

                b.  SUBMISSION TO  JURISDICTION:  Subtenant  and Sublessor  each irrevocably  agree that any suit,  action or other legal proceeding  arising out of, or relating  to, this  Sublease may be brought in the Courts of the State of
Maryland,  or of the United  States of  America,  located in  Baltimore  County, consents  to the  jurisdiction  of each such court in any such  suit,  action or proceeding and waives any objection  which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

                c. CAPTIONS:  The marginal  captions in this instrument are used for  convenience in finding the subject  matters and are not to be taken as part of this  instrument  or to be used in  determining  the intent of the parties or otherwise interpreting this Sublease.

                d.  SUBLESSOR'S  COST AND  EXPENSES:  If  Subtenant  shall be in default  under this Sublease and such default  shall remain  uncured  beyond the expiration  of the  applicable  grace  period  set  forth  herein,  or under the
Underlying  Lease,  as applicable,  all attorneys'  fees and all other costs and expenses incurred by Sublessor in enforcing  Sublessor's  rights hereunder or in collecting  any Base Rent or  Additional  Rent  hereunder  shall be  payable  by
Subtenant within five days after notice from Sublessor.

                e.  SUBTENANT'S  COST AND  EXPENSES:  If  Sublessor  shall be in default  under this  Sublease and such default  shall remain  uncured for thirty
(30) days after written  notice from  Subtenant  (provided  that if such default cannot  with  reasonable  diligence  be cured  within said thirty (30) day grace period,  said grace period shall be extended as long as Sublessor is  diligently proceeding to complete such cure),  all attorneys'  fees and all other costs and expenses incurred by Subtenant in enforcing  Subtenant's rights thereunder shall be payable by Sublessor within five (5) days after notice from Subtenant.

                f. SUBLESSOR'S RIGHT: Sublessor or Sublessor's agents shall have the right (but shall not be obligated)  to enter the  Subleased  Premises in any emergency,  at any time and without notice  (provided that Sublessor  shall give written notice within one business day after such emergency entry), and at other times,  upon at least one business  day's prior  written  notice  during  normal business  hours on business days (and at  Subtenant's  option  accompanied  by a representative  of  Subtenant),  to examine or inspect the same and to make such repairs, replacements,  alterations,  improvements or additions as Sublessor may deem  necessary  or desirable  to any portion of the  Subleased  Premises or the
Building or which Sublessor may elect to perform,  in the Subleased  Premises or the Building following  Subtenant's  failure to make repairs or perform any work which Subtenant is obligated to perform under this Sublease,  or for the purpose of  complying  with  laws,  regulations  and other  directions  of  governmental authorities.

                                       13

Subtenant  shall permit  Sublessor to use,  repair,  maintain and replace pipes, ducts,  wires,  conduits and  appurtenant  fixtures in and through the Subleased
Premises  and to  erect  or  install  new  pipes,  ducts,  wires,  conduits  and appurtenant fixtures therein . Sublessor may, during the progress of any work in the Subleased  Premises,  take all reasonably  necessary materials and equipment into the Subleased Premises without the same constituting an eviction, nor shall
Subtenant  be entitled to any  abatement  of rent while such work is in progress nor to any damages by reason of loss or  interruption  of business or otherwise.
Sublessor  agrees  when  performing  work  in  the  Subleased  Premises,  to use reasonable effort to minimize  interference with Subtenant's business and use of the Sublease  Premises,  provided that Sublessor shall have no obligation to pay workers at  so-called  overtime  rates.  If,  after  giving the notice,  if any, required  above,  Subtenant  is not present to open and permit an entry into the
Subleased  Premises,  Sublessor or Sublessor's agent may enter the same whenever such  entry may be  necessary  or  permissible  by master key or in the event of emergency  (after trying to give written or oral notice to  Subtenant)  forcibly and provided reasonable care is exercised to safeguard  Subtenant's property and such entry shall not render Sublessor or its agent liable  therefor,  nor in any event shall the obligations of Subtenant hereunder be affected.

                g.  SUCCESSORS  AND ASSIGNS:  This  Sublease  shall apply to all respective  successors  and  permitted  assigns of the  parties  hereto but this paragraph shall not be construed as a consent to any assignment or subletting by
Subtenant.

            IN  WITNESS  WHEREOF,  this  Sublease  has  been  duly  executed  by
Sublessor and Subtenant as of the day and year first herein above written.

                                   MILLENNIUM INORGANIC CHEMICALS INC.

                                   By: /s/ Myra J. Peterson
                                       ---------------------------------------
                                   Name:     Myra J. Peterson
                                   Title:    SVP, Human Resources

                                   CEPTOR CORPORATION

                                   By: /s/ Donald W. Fallon
                                       ---------------------------------------
                                   Name:   Donald W. Fallon
                                   Title:  SVP, Finance and Administration

                                       14

                                LIST OF EXHIBITS

Exhibit A-1     Floor  Plan of Fifth  Floor  of the  Building  Highlighting  the
                Subleased Premises

Exhibit B       Copy of the Underlying Lease

Exhibit C       Approved Space Plan

                                    EXHIBIT A

                                    EXHIBIT B

                       MARYLAND FULL-SERVICE OFFICE LEASE

                                  CENTERPOINTE

                                 by and between

                   CENTERPOINTE LIMITED PARTNERSHIP, Landlord

                by ROUSE OFFICE MANAGEMENT, INC., Managing Agent,

                                       and

                           SCM CHEMICALS, INC., Tenant

20.  DEFAULT PROVISIONS APPLICABLE TO TENANT AND REMEDIES AVAILABLE TO LANDLORD.30

     SCHEDULES

     A   -    Pbat showing location of the Premises
     B   -    Plans and Specifications for Tenant Improvements
     C   -    Rules and Regulations
     D   -    Janitorial Specifications
     X   -    Method of Floor Measurement

                       MARYLAND FULL-SERVICE OFFICE LEASE

                                  CENTERPOINTE

            THIS LEASE is made and entered into as of the day of , 1996,  by and
between   CENTERPOINTE   LIMITED  PARTNERSHIP  a  Maryland  limited  partnership
("Landlord")  by  ROUSE  OFFICE  MANAGEMENT,   INC.,  Managing  Agent,  and  SCM
CHEMICALS, INC. a Delaware corporation ("Tenant").

            In  consideration  of  the  rents   hereinafter   reserved  and  the
agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1. SUMMARY OF TERMS.

            The following is a summary of the principal terms of the Lease.  Any capitalized term set forth below shall, for the purposes of this Lease, have the meaning ascribed to it in this Section 1.

A. DESCRIPTION OF PREMISES

            (1) BUILDING:  The building known as CenterPointe and located at 200
International Circle, Hunt Valley, Maryland 21031.

            (2)  BUSINESS  COMMUNITY:  Shawan  Center and Hunt  Valley  business community north of Shawan Road.

            (3) PREMISES: Approximately 18,102 square feet of Rental Area on the fifth floor of the Building as shown on SCHEDULE A.

B. RENT

            (1) ANNUAL BASIC RENT

            PERIOD                 ANNUAL BASIC RENT         MONTHLY INSTALLMENT
            ------                 -----------------         -------------------
            7/1/96-12/3.1/96*      Abated                    Abated
            1/1/97-12/31/97        $303,208.56               $25,267.38
            1/l/98-12/31/98        $312,259.56               $26,021.63
            1/1/99-12/31/99        $321,310.56               $26,775.88
            1/1/00-12/31/00        $330,361.56               $27,530.13
            1/1/01-12/31/01        $339,412.56               $28,284.38
            1/l/02-12/31/02        $351,178.80               $29,264.90
            1/1/03-12/31/03        $362,945.16               $30,245.43
            1/1/04-12/31/04        $374,711.40               $31,225.95
            1/l/05-12/31/05        $386,477.64               $32,206.47
            1/1/06-12/31/06        $398,244.00               $33,187.00

            * Subject to  adjustment  in the event of a delay  caused  solely by
            Landlord in accordance with Section 1.B.(4) below

            (2) ADVANCE  RENT:  Twenty-five.  Thousand  Two Hundred  Sixty-seven
Dollars and  Thirty-eight  Cents  ($25,267.38)  representing  the installment of
Annual. Basic Rent for the seventh leasehold month of the Term.

            (3) SECURITY DEPOSIT: None.

            (4) ABATEMENT:  Notwithstanding  anything to the contrary  contained herein,  Tenant  shall not be liable for the  payment  of Annual  Basic Rent and
Tenant's Share of Increased  Operating  Costs and Tenant's  Fractional  Share of
Excess  Taxes  for the first six (6)  leasehold  months of the Term  ("Abatement
Period"), subject, however, to the provisions of Section 20.3.

      In the event  Landlord  is delayed in  delivering  the  Premises to Tenant because of a delay caused solely by Landlord, and the Lease Commencement Date is adjusted  as a result  thereof,  notwithstanding  such  delay,  Tenant  shall be entitled to a full six (6) month abatement, with the Abatement Period commencing from the adjusted  Lease  Commencement  Date. In the event the Abatement  Period ends on any day other  than the last day of the  month,  the  Annual  Basic Rent payable, by Tenant for such month shall be prorated for the period commencing on the day immediately  following the last day of the Abatement  Period through the last day of the month in which the Abatement Period ends.

      C. ADJUSTMENTS.

            (1) BASE OPERATING  COSTS: The Base Operating Costs for the Premises
shall be the Operating Costs for the Operating Year which  commenced  January 1,
1996, multiplied by Tenant's Fractional Share.

            (2) BASE TAXES:  The Base Taxes for the Premises shall be the actual
Taxes for the Property  attributable to the Tax Year commencing July 1, 1996 and ending June 30, 1997, multiplied by Tenant's Fractional Share.

                                       2

            (3) ADJUSTMENT PERIOD CONSUMER PRICE INDEX. Intentionally omitted.

      D. TERM

            (1) TERM:  Ten (10) years and six (6) months,  subject to Section 4.

            (2) LEASE COMMENCEMENT DATE: July 1, 1996, subject to Section 4.

            (3) TERMINATION DATE: December 31, 2006, subject to Section 4.

      E. NOTICE AND PAYMENT

            (1) Tenant Notice            SCM Chemicals
                Address:                 Suite 5000
                                         200 International Circle
                                         Hunt Valley, Maryland 21031
                                         Attention: Vice President-Employee/Community Relations

                                         with a copy to:

                                         SCM Chemicals
                                         Suite 5000
                                         200 International Circle
                                         Hunt Valley, Maryland 21031
                                         Attn: Vice President, General Counsel & Secretary

            (2) Landlord Notice          Rouse Office Management, Inc.
                Address:                 11311 McCormick
                                         Road Suite 180
                                         Hunt Valley, Maryland 21031-1001

            with a copy to:              Rouse Office Management, Inc.
                                         c/o The Rouse Company
                                         10275 Little Patuxent Pkwy
                                         Columbia, Maryland 21044
                                         Attention: General Counsel

            (3) Landlord Payment         Rouse-Teachers Properties, Inc.
                Address:                 P.O. Box 64727
                                         Baltimore, MD 21264-4727

                                       3

      F.  Broker:                        T. Courtenay Jenkins, III
                                         CRA Group
                                         c/o Casey & Associates
                                         300 E. Lombard, Suite 1440
                                         Baltimore, Maryland 21201

      2.  DEFINITIONS.

      For purposes of this Lease, the Schedules  attached and made a part hereof and all agreements  supplemental  to this Lease,  the following terms shall have the  respective  meanings  as set forth in the  following  Section,  subsection, paragraph and Schedule references:

                                                                                                                                                   Reference

Abatement Period .....................................................1.B.(4)
Additional Rent ..........................................................6.3
Additional Premises ........................................................3
Advance Rent .........................................................1.B.(2)
Alterations .............................................................15.1
Annual Basic Rent ....................................................1.B.(1)
Bankruptcy Code .........................................................19.1
Base Operating Cost ..................................................1.C.(2)
Building .............................................................l.A.(1)
Casualty ................................................................17.1
Common Area .............................................................10.1
Default Rate .............................................................6.5
Excess Taxes .............................................................7.3
Event of Default ........................................................20.1
Event of Tenant's Bankruptcy ............................................19.1
Fractional Share .........................................................7.1
Insolvency Laws .........................................................19.1
Landlord Notice Address .................................................1.E.
Landlord Payment Address ................................................1.E.
Lease Commencement Date ..............................................1.D.(2)
Mortgage ..................................................................27
Mortgagee .................................................................27
Operating Costs ..........................................................7.1
Operating Costs Statement ................................................7.2
Operating Year ...........................................................7.1
Plans and Specifications .................................................5.1
Premises .............................................................l.A.(3)
Prevailing Market Rate (Renewal Term) ....................................4.3
Property.................................................................7.1.
Public Areas.......................................................Schedule C
Ready for Occupancy ......................................................4.2
Renewal Term .............................................................4.3

                                       4

Rental Area.................................................................3
Rental Year ..............................................................6.1
Rules and Regulations ......................................................9
Surviving Corporation ...................................................25.2
Tenant Allowance .........................................................5.1
Tenant Improvements ......................................................5.1
Tenant Notice Address ...................................................1.E.
Tenant's Parent Company..................................................25.2
Tenant's Share of Increased Operating Costs ..............................7.2
Tenant's Personal Property ..............................................15.3
Term......................................................................4.1
Termination Date .....................................................1.D.(3)
Transfer ..................................................................25

      3 LEASED PREMISES; MEASUREMENT; EXPANSION.

      3.1 LEASED PREMISES;  MEASUREMENT.  Landlord hereby .leases to Tenant, and
Tenant hereby. leases from Landlord,  the Premises as shown on the plan attached hereto as Schedule A, together with the right to use, in common with others, the
Common Area. The rental area of the Premises  ("Rental  Area") has been computed in  accordance  with the  applicable  formula  set forth in  Schedule X attached hereto and made a part hereof.

      3.2 RIGHT OF FIRST REFUSAL. Landlord and Tenant agree that commencing with the Lease Commencement Date and continuing throughout the initial Term, provided
Tenant is in  possession  of the  Premises  and is not in  default of any of the terms,  covenants and  conditions of this Lease,  Tenant shall,  have a right of first  refusal to lease from Landlord any space on the fifth floor which becomes vacant and available for leasing (the  "Additional  Premises");  such Additional
Premises  shall be leased  to  Tenant on the same  terms and at the same rate of
Annual Basic Rent per square foot as applicable to the original Premises, except there shall be no abatement of rent. The Rental Area of the Additional  Premises will be computed in accordance  with the formula for divided floors set forth in
SCHEDULE X.

      The Tenant  Improvements  to be provided  by  Landlord  to the  Additional
Premises  will  be  constructed  at a cost  per  rentable  square  foot  of such
Additional Premises equal to the product of $25.00 multiplied by a fraction, the numerator  of which is the  number of  months  remaining  in the Te time  Tenant begins paying rent on the Additional  Premises,  and the denominator of which is the number -of months  during the initial Term of the Lease.  Such  improvements shall be  constructed  with a level of finishes  comparable to those provided in the construction of the initial Tenant Improvements.

      Tenant  shall  exercise  its right of first  refusal by written  notice to
Landlord within ten (10) business days following  receipt of written notice from
Landlord of a third party's offer to lease the Additional Premises. In the event that Tenant exercises the right granted herein, Landlord and Tenant .shall enter into an amendment to this Lease to incorporate  the  Additional  Premises and to make  necessary  adjustments  to the Annual  Basic Rent and  similarly  affected provisions of this Lease.  In the event Tenant declines to exercise its right as above  provided for, or fails to deliver  notice  thereof within the time period stipulated  above,  or fails to execute the  requisite  amendment to this Lease, this right of first refusal shall lapse and be of no further force and effect as to the instant offer;  however,  the right of first refusal shall remain in full force and  effect  as to any  subsequent  leasing  of the  Additional  Premises, excluding renewal or extension of an existing lease. This right of first refusal

                                       5

shall  not  be  severed  from  this  lease  or  separately  sold,   assigned  or
transferred.

      4. TERM AND COMMENCEMENT OF TERM.

      4.1 TERM.  The term of this Lease (the "Term") shall commence on the Lease
Commencement  Date;  provided,  however,  that if the Premises are not Ready for
Occupancy as of such Lease  Commencement Date for any reason,  except for delays caused  solely by.  Tenant,  then the Lease  Commencement  Date shall be delayed until the earlier of:

            a. the date on which  Tenant  shall  take  possession  of all or any portion of the Premises,  provided that such  possession  shall be only with the written approval of Landlord; or

            b. the date the Premises are Ready for Occupancy;

and, if necessary,  the  Termination  Date shall be adjusted to effect the total number of years in the Term,  as set forth in  subsection 1. D. plus the part of the month, if any, from the adjusted Lease  Commencement  Date to the first full month of the Term.

      In the  event  the  Premises  are not  Ready  for  Occupancy  by the Lease
Commencement  Date,  as initially  set forth  above,  because of a' delay caused solely by Tenant,  then said Lease  Commencement  Date shall not be delayed  and
Tenant's obligations shall commence as of said date,  notwithstanding the status of construction.

      The Term shall be for the period of time specified in Section 1.D.(1) plus the part of the month, if any, from the Lease Commencement Date to the first day of the first full calendar month in the Term, unless earlier terminated pursuant to any other provision of this Lease or pursuant to law. At Landlord's  request,
Tenant shall promptly enter into one or more supplementary  written  agreements, in such  form as  Landlord  shall  reasonably  prescribe,  specifying  the Lease
Commencement Date and the Termination Date.

      4.2 READY FOR OCCUPANCY. For purposes hereof, the Premises shall be deemed conclusively  ready for occupancy ("Ready for Occupancy") upon the completion of the following conditions:

            a.  Landlord has  substantially  completed  its work on the Tenant's
Improvements except for punch list items; and

            b. Landlord shall have received any governmental approvals which are necessary in order for Tenant to occupy the  Premises,  unless  Tenant's acts or omissions have caused such approvals to be denied, in which case Tenant shall be deemed to have waived this condition 4.2.b.

      4.3 OPTIONS TO RENEW. Provided Tenant is in possession of the Premises and is not in default of any term, covenant or condition of this Lease, Tenant shall have the option to renew the Term of this Lease for two (2)  additional  periods of five (5)  years  each  ("Renewal  Term")  to  commence  immediately  upon the expiration of the initial Term, or the  immediately  preceding  Renewal Term, as the case may be, upon the same terms,  covenants and  conditions as contained in this Lease, except that (i) the Annual Basic Rent during each Renewal Term shall be at the  "Prevailing  Market Rate";  (ii) there shall be no further  option to

                                       6

renew except as specifically  provided herein; (iii) there shall be no abatement of rent; and (iv) Landlord shall not be obligated to construct, pay for or grant an allowance with respect to tenant improvements  unless otherwise  specifically provided  for in this  Lease.  "Prevailing  Market  Rate"  shall mean the annual amount  per  rentable  square  foot  that  a  willing,  comparable,  non-equity, non-renewal,  non-expansion  new  tenant  would  pay and a  willing,  comparable landlord of a first class office building in the Business Community would accept at arm's length,  giving  appropriate  consideration  to annual rental rates per rentable  square  foot,  the  type of  escalation  clauses  (including,  without limitation,  operating  expenses,  real estate taxes,  CPI, etc.), the extent of liability under the escalation clauses (e.g. whether determined on a "net lease"
basis  or by  increase  over a  particular  base  year or base  dollar  amount), abatement  provisions  reflecting  free rent,  brokerage  commissions  (if any), length of lease  term,  size and  location of premises  being  leased,  building standard work letter and/or tenant  improvement  allowances  (if any), and other generally  applicable terms and conditions of tenancy for the space in question.
Landlord shall take into  consideration  Tenant's  existing level of finishes in considering  improvement allowances as part of the consideration for determining
Prevailing Market Rate.

      In order to  exercise  the option  granted  herein,  Tenant  shall  notify
Landlord,  in writing,  not less than twelve (12) months prior to the expiration of the initial Term, or the immediately  preceding Renewal Term, as the case may be that it is considering exercising its option to renew the Term. On receipt of such notice,  Landlord  will, in writing,  not later than thirty (30) days after receipt of the notice from  Tenant,  quote to Tenant  what the new Annual  Basic
Rent will be for the ensuing Renewal Term. Tenant shall then notify Landlord, in writing,  not later than thirty (30) days after  notice  received of such Annual
Basic Rent, as to whether or not it will exercise the option herein  granted and if no such  notice of exercise of the option is  received,  the option  shall be deemed waived.  Notwithstanding the foregoing,  in the event Tenant's thirty day notice  period has lapsed and the  parties  _have not agreed on the terms of the renewal or  extension,,  Tenant's  option to renew the Term of this Lease  shall remain  open for an  additional  period not to exceed six (6)  months,  provided
Landlord and Tenant are actively  engaged in  good-faith  negotiations  for such renewal or  extension.  If Landlord  and Tenant  have not  executed a renewal or extension amendment within the aforesaid six (6) month period, the provisions of this Section 4.3 shall no longer be applicable, and Tenant's option to renew the
Term shall be deemed waived.

      In the event  Tenant  exercises  the  option,  Landlord  and Tenant  shall execute a  modification  to this Lease  acknowledging  such  renewal and setting forth the new Annual Basic Rent.

      Upon  commencement  of the first  Renewal  Term,  Landlord  will provide a refurbishment  allowance  equal to Five  Dollars  ($5.00) per square foot of the
Rental Area of the Premises.  Any repairs  and/or  improvements  to the Premises pursuant to this  provision  shall be performed by Landlord in  accordance  with
Section 15 hereof and Landlord shall construct such repairs and/or  improvements with a level of finishes comparable to those provided in the construction of the initial Tenant Improvements.

      The  option  shall be void if,  at the time of  exercise  of such  option,
Tenant is not in possession of the Premises or is in default under this Lease or if Tenant fails to deliver the requisite  notice  thereof within the time period specified  above.  The options  granted  herein  shall not be severed  from this
Lease, separately sold, assigned or transferred, or exercised collectively.

                                       7

      5.  TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES

      Tenant Improvements.  Prior to the Lease Commencement Date, Landlord shall make improvements the Premises ("Tenant  Improvements") in accordance with plans and specifications  ("Plans and  Specifications") to be prepared by Landlord and
Tenant as  described in the  following  sentence.  The Plans and  Specifications shall comprise,  among other things, (i) the architectural  plans which shall be prepared by Tenant and submitted to Landlord for its written approval,  and (ii)
the mechanical  and electrical  drawings which shall be prepared by Landlord and submitted to Tenant for its written approval. Landlord and Tenant mutually agree not to  unreasonably  withhold or delay their  respective  approval of the other party's plans. Once the Plans and Specifications are acceptable to both parties, it is agreed that same shall be attached hereto and become a part of this Lease, being identified as Schedule B. Except as otherwise specifically provided in the following paragraph,  Landlord shall not be responsible for performing or paying for the moving or  installation  of telephone  and computer  systems,  wiring or cabling,  or the  acquisition,  moving or installation of Tenant's  furnishings, fixtures and equipment in the Premises.  Landlord agrees to bear the cost of the
Tenant  Improvements in an amount not to exceed Four Hundred Fifty-two  Thousand
Five Hundred Fifty Dollars and No Cents ($452,550.00) ("Tenant Allowance").  The
Tenant  Allowance shall not include the cost of any demolition work nor the cost of constructing  the interior  partitioning  for the corridor  demising walls to convert t the fifth floor into a  multi-tenant  floor.  Landlord shall be solely responsible for all such costs.

      In the event the cost of constructing the Tenant Improvements is less than the Tenant  Allowance,  Landlord  shall pay to Tenant a moving  allowance not to exceed Three Dollars ($3.00) per square foot of the Rental Area of the Premises, provided the payment of such moving  allowance  does not exceed the total Tenant
Allowance  and provided  Tenant  provides  Landlord with copies of paid receipts documenting  such costs and  expenses.  Such  moving  allowance  shall  include,
without  limitation,   the  cost  of  communications   installation,   equipment
installation,  furniture assembly, consulting and engineering services... In the event the total cost of constructing the Tenant Improvements exceeds such Tenant
Allowance,  at Tenant's option, Tenant shall either (i) pay such excess costs to
Landlord,  as Additional Rent,  within thirty (30) days of receipt of an invoice therefor from Landlord;  or (ii) pay such excess costs, as Additional Rent, such excess  costs to be  amortized  at a rate of eleven  percent  (11%) per  annum, calculated on a  straight-line  basis over the Term of the Lease  (excluding the
Abatement  Period).  Tenant shall elect either  option  within  thirty (30) days after the Lease Commencement Date.

      Any other  improvements to the Premises  requested by Tenant which are not shown on the Plans and  Specifications  shall be  subject  to  Landlord's  prior written  approval which approval shall not be unreasonably  withheld or delayed.
Such  additional  improvements  shall be  performed  by  Landlord,  and the cost thereof shall be paid by Tenant to Landlord  within  thirty (30) days  following receipt of an invoice for same from Landlord.

      Tenant shall be  permitted to include up to three (3) general  contractors in  Landlord's  bidding  process.  Landlord  agrees  to review  all bids  and/or contract  proposals with Tenant prior to commencement of construction.  Landlord and Tenant shall mutually agree on the final selection of the contractor(s).

      Landlord shall supervise all construction and agrees to use all reasonable efforts to monitor  the  general  contractor's  work in an effort to assure cost management and a timely completion of the Tenant Improvements.

                                       8

      The Tenant Allowance and any additional amount payable by Tenant hereunder shall  include  Landlord's  construction  management  fee of ten  percent  (10%)
computed  on the total cost of  construction,  including  but not limited to the cost of developing, preparing and modifying construction drawings.

      5.1 ACCEPTANCE OF PREMISES. Prior to occupancy,  Landlord and Tenant shall conduct a joint.  inspection  of  Premises  during  which they  shall  develop a mutually  agreeable  punchlist of items to be  completed  by Landlord.  Tenant's occupancy  of the  Premises  shall be deemed  to  constitute  acceptance  of the
Premises and  acknowledgment by Tenant that Landlord has fully complied with its obligations  hereunder to construct  and deliver the Premises to Tenant,  except for latent defects and except for the punchlist  items (which shall be completed by Landlord within a reasonable time thereafter).  Landlord shall have the right to enter the Premises to complete or repair any such  punchlist  items and entry by Landlord,  its agents,  employees or  contractors  for such purpose shall not constitute an actual or constructive  eviction,  in whole or in part, or entitle
Tenant to any abatement or  diminution  of rent or relieve  Tenant of any of its obligations  under this  Lease,  or impose any  liability  upon  Landlord or its agents,  employees or contractors.  Landlord shall use  commercially  reasonable efforts not to interfere  with or disrupt  Tenant's  business  activities in the
Premises while it is completing or repairing the punchlist items.

      6. RENT.

      6.1 ANNUAL  BASIC RENT.  Tenant  shall pay to Landlord  during each Rental
Year of the Term  fixed  rent  equal to the  Annual  Basic  Rent as set forth in
Section 1.B.(1).  Annual Basic Rent shall be payable in advance on the first day of each month of the Term in equal monthly installments, without notice, demand, abatement (except as otherwise  specifically provided in this Lease),  deduction or  set-off.  If the Term of this Lease  shall  commence on a day other than the first day of a month,  the first payment shall include any prorated Annual Basic
Rent for the  period  from the Lease  Commencement  Date to the first day of the first full calendar month of the Term.

      "Rental Year" shall mean each successive twelve (12) calendar month period occurring  during the Term of this Lease, or portion of such a period,  with the first Rental Year commencing as of the Lease Commencement Date and ending on the last day of the twelfth full calendar month  thereafter and the last Rental Year ending on the Termination  Date. For any Rental Year of less or more than twelve full months, Annual Basic Rent shall be adjusted  accordingly.  All Annual Basic
Rent-and  Additional  Rent shall be paid to  Landlord  at the  Landlord  Payment
Address.

      6.2  INTENTIONALLY OMITTED.

      6.3  ADDITIONAL  RENT.  Tenant  shall pay to Landlord as  additional  rent
("Additional  Rent") all other sums of money which shall  become due and payable hereunder,  including  but not  limited  to the  payment  of  Tenant's  Share of
Increased  Operating Costs and Tenant's Fractional Share of Excess Taxes. Unless
a date for payment is otherwise  specified herein,  all Additional Rent shall be due and payable within thirty (30) days of invoicing by Landlord.

      6.4 ADVANCE  RENT.  Tenant  shall,  upon  execution of this Lease,  pay to
Landlord an amount  equal to the Advance Rent which shall be held by Landlord as security for the performance by Tenant of all of its obligations occurring prior to the Lease  Commencement  Date. If Tenant shall default in the  performance of such obligations,  Landlord may retain the Advance Rent as an offset against any damages thereby incurred by Landlord provided that the retention of such Advance
Rent. shall not preclude  Landlord from pursuing any other remedy which it might have against  Tenant.  If no default shall occur by Tenant then the Advance Rent

                                       9

shall be applied  against the  installment  of Annual Basic Rent payable for the month identified in Section 1.B.(2).

      6.5 LATE CHARGE. If Tenant fails to make any payment of Annual Basic Rent,
Additional  Rent, or other sums  required to be paid  hereunder on or before the date when payment is due,  Tenant shall pay to Landlord,  as Additional  Rent, a late charge to cover extra  administrative  costs and loss of use of funds equal to (a) six percent (6%) of the amount due for the first month or portion thereof that such amount is past due plus (b)  interest on the amount  remaining  unpaid thereafter at the rate of eighteen percent (18%) per annum; provided,  however, that should such late charge at any time  violate any  applicable  law, the late charge shall be reduced to the highest rate permitted by law (the foregoing rate being herein referred to as the "Default  Rate").  Landlord's  acceptance of any rent  after it has  become due and  payable  shall not  excuse  any delays  with respect to future  rental  payments or  constitute a waiver of any of Landlord's rights under this Lease.

      Notwithstanding the above, the late charge set forth above shall be waived up to two (2) times in any twelve (12) month  period,  provided that Tenant pays the above described sums within ten (10) days after the date due.

      7. OPERATING COST ESCALATIONS.

      7.1  DEFINITIONS.  For purposes of this Lease,  the following  definitions shall apply:

            a.  "Operating  Year" means each  respective  calendar  year or part thereof during the Term of this Lease or any renewal thereof.

            b. "Property"  means the Building,  the land upon which the Building is situated, the Common Area, and such additional facilities in subsequent years as may be determined by Landlord to be reasonably necessary or desirable for the management, maintenance or operation of the Building.

            c. "Operating  Costs" means all expenses and costs (but not specific costs which are allocated or separately  billed to and paid by specific tenants)
of every kind and nature which  Landlord,  consistent  with  generally  accepted accounting  principles,  shall pay or become  obligated  to pay because of or in connection with owning, operating,  managing, painting,  repairing, insuring and cleaning  the  Property,  subject  to and  including,  but not  limited  to, the following:

                  (i) cost of all supplies and materials used, and labor charges incurred, in the operation,  maintenance,  decoration, repairing and cleaning of the Property, including janitorial service for all floor area leased to tenants;

                  (ii)  cost of all  equipment  purchased  or  rented  which  is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

                  (iii) cost of all maintenance  and service  agreements for the
Property  and  the  equipment  therein,  including,  without  limitation,  alarm service, security service, window cleaning, and elevator maintenance;

                  (iv)  accounting  costs,  including  the  cost  of  audits  by certified public  accountants,  outside legal fees and outside  engineering fees and expenses  incurred in connection  with the  operation and  management of the
Property, taking into account, the square footage of the Property;

                                       10

                  (v) wages,  salaries  and related  expenses of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Property;  provided,  however, the wages, salaries and related expenses of any agents or employees not  exclusively  engaged in the  operation, maintenance,  security and  management of the Property  shall be  apportioned as deemed appropriate by Landlord,  taking into account,  the square footage of the
Property;

                  (vi) cost of repairs,  replacements and general maintenance to the Property,  including  without  limitation  the  mechanical,  electrical  and heating,  ventilating and  air-conditioning  equipment and/or systems (excluding alterations attributable solely to tenants, capital improvements unless they are included  under c(x),  and repairs and general  maintenance  paid by proceeds of insurance or by tenants or other third parties);

                  (vii)  any  and  all  normal   and   customary   Common   Area
maintenance,  repair or  redecoration  (including  repainting)  and exterior and interior landscaping;

                  (viii)  cost of removal of all  normal  and  customary  trash, rubbish,  garbage and other  refuse from the  Property  (specifically  excluding extraordinary  trash,  rubbish and  garbage  generated  by other  tenants in the
Building) as well -as removal of ice and snow from. the sidewalks on or adjacent to the Property;

                  (ix)  all  charges  for  electricity,   gas,  water,  sewerage
service, heating, ventilation and air-conditioning and other utilities furnished to the Property, including legal, architectural and engineering fees incurred in connection  with the  day-to-day  operation,  maintenance  and management of the
Property  (excluding all costs  incurred from excess use of utility  services by other tenants and after hour HVAC services provided to other tenants);

                  (x) amortization of capital  improvements made to the Building after the year of  substantial  completion of the Building,  which  improvements were undertaken by Landlord with the reasonable  expectation that the same would result in a reduction of cost and a more efficient  operation of the Building or are made by Landlord pursuant to any governmental law,  regulation or action not applicable  to the Building at  commencement  of  construction  of the Building;
provided  that the cost of each  such  capital  improvement,  together  with any financing charges incurred in connection therewith,  shall be amortized over the useful life thereof and only that portion  attributable  to each  Operating Year shall be included herein for such Operating Year;

                  (xi) a management  fee for the operation and management of the
Property (as of the Lease  Commencement  Date,  the  management fee is three and one-half percent (3-1/2%) of Landlord's gross revenues for the Property, and is subject to increases from time to time; provided,  however, Landlord agrees that
(a) said  management fee shall not exceed six percent (6%) of Landlord's  gross revenues for the Property during the Term of this Lease, and (b) said management fee shall not increase more than one percent (1%) in any Operating Year);

                  (xii)  costs and  expenses  incurred  in order to comply  with covenants and conditions  contained in liens,  encumbrances and other matters of public record affecting the Property; and

                  (xiii) cost of all  insurance  coverage for the Property  from time to time  maintained by Landlord,  including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption,  workmen's compensation insurance covering  personnel and such other  insurance as Landlord shall deem  necessary,

                                       11

which insurance  Landlord may maintain under policies  covering other properties owned by Landlord in which event the premium shall be reasonably allocable.

            Any of the foregoing costs which under generally accepted accounting principles, consistently applied, would be considered capital expenditures shall be amortized in accordance with generally accepted accounting principles.

            Notwithstanding  the above,  Operating  Costs  shall not include (a)
payments of  principal  and interest on any  mortgages,  deeds of trust or other financing  instruments  relating to the financing of the  Property;  (b) leasing commissions or brokerage fees; (c) costs associated with preparing, improving or altering  for  space for any  leasing  or  releasing  of any  space  within  the
Building;  (d) professional fees and expenses (except as otherwise  specifically included), provided, in any event, that Operating Costs shall not include legal, architectural and/or engineering services incurred in connection.  with a matter bearing on tenant  services to the extent  such  matter  pertains to a defect in original  design or construction  and equipment  warranties or a dispute between
Landlord  and Tenant or other  tenants  bearing on tenant  services;  (e) fines,
penalties  and  late  charges;   (f)   promotional,   advertising,   travel  and
entertainment   expenses   attributable  to  marketing  or  leasing  space;  (g)
management  fees except as permitted  under  7.1.c.(xi);  (h) expenses  directly attributable to any individual tenant or tenant space; (i) any expenses incurred by reason of Landlord's  negligence or failure to perform a legal duty; (j) cost of collection of any obligation due Landlord from any tenant;  (k) all items and services for which Tenant (other than through  Operating Costs or Tenant's Share of Increased  Operating  Costs) or any other  tenant in the Building  reimburses
Landlord,  or which Landlord provides  selectively to one or more tenants (other than  Tenant)  without  reimbursement;  and  (1)  Landlord's  general  corporate overhead and corporate general and administrative  expenses,  to the extent such overhead and expenses exceed the management fee.

      Landlord  further  agrees  that  since one of the  purposes  of  Operating
Expenses and the Increase in Operating  Costs provision is to allow the Landlord to  require  the  Tenant  to pay for the  costs  attributable  to its  Premises,
Landlord  agrees  that  Landlord  will not  collect  or be  entitled  to collect
Operating  Costs from all of its tenants in an amount which is in excess of 100%
of the  Operating  Costs  actually  paid by  Landlord  in  connection  with  the operation of the Building.

            For any Operating  Year during which less than  ninety-five  percent
(95%) of the Rental Area of the Building is occupied,  the  calculation of that portion of Operating  Costs which vary with occupancy shall be adjusted to equal the Operating  Costs which  Landlord  projects  would have been incurred had the
Building been ninety-five percent (95%) occupied during such Operating Year.

            d.  "Taxes"  means all real estate  taxes,  assessments  (special or otherwise),  levies, ad valorem charges, benefit charges, water and sewer rents,
rates  and  charges,   privilege  permits  and  any  other  governmental  liens,
impositions  or charges of a similar or dissimilar  nature,  and any payments in
lieu  of  such   charges,   regardless  of  whether  any  such  items  shall  be
extraordinary or ordinary,  general or special, foreseen or unforeseen,  levied, assessed,  or imposed on or with  respect to all or any part of the  Property or upon the rent due and payable hereunder by any governmental authority; provided, however, that if at any time during the Term or any extension thereof the method of  taxation  prevailing  at the  commencement  of the Term  shall be altered or eliminated  so as to cause the whole or any part of the above  items which would otherwise  be  included in the Taxes to be  replaced  by a levy,  assessment  or imposition,  which is (A) a tax assessment,  levy, imposition or charge based on the rents  received  from the  Property  whether  or not wholly or  partially  a capital levy or otherwise, or (B) a tax, assessment,  levy, imposition or charge measured by or based in whole or in part upon all or any portion of the Property and imposed on  Landlord,  or (C) a license fee  measured by the rent payable by
Tenant to Landlord,  or (D) any other tax, levy,  assessment or imposition shall be  included  in the  Taxes;  provided,  however,  in no event  shall  Tenant be

                                       12

required  to  pay  any  inheritance,  estate,  succession,  income,  profits  or franchise  taxes  unless they are in lieu of or in  substitution  for any of the above items which would otherwise be included in the Taxes.

            e. "Tax Year" means each twelve (12) month period established as the real estate tax year by the taxing authorities  having lawful  jurisdiction over the Property.

            f.  "Fractional  Share" means a fraction,  the numerator of which is the Rental Area of the Premises and the  denominator of which is the Rental Area of the Building. For the purposes of this Subparagraph f, the Rental Area of the
Building  shall mean the sum of the Rental Area on all floors of the Building as determined by Landlord.  As of the Lease Commencement Date,  Tenant's Fractional
Share is 14.01 % of the Rental Area of the Building.

      7.2  PAYMENT  OF  OPERATING  COST  ESCALATION.  For each  Operating  Year, commencing January 1, 1997, Tenant shall pay to Landlord, in the manner provided herein,  Tenant's Share of Increased  Operating Costs which shall be computed by multiplying  the Operating  Costs for the Operating Year by Tenant's  Fractional
Share  and  subtracting  the Base  Operating  Costs  from the  result  obtained;
provided, however, that for the Operating Years during which the Term begins and ends,  Tenant's  Share of  Increased  Operating  Costs shall be  prorated  based
upon.the  actual number of days Tenant  occupied,  or could have  occupied,  the
Premises during each such Operating Year.

      Tenant's  Share of Increased  Operating  Costs shall be paid,  in advance, without notice, demand,  abatement (except as otherwise specifically provided in this  Lease),  deduction  or set-off,  on the first day of each  calendar  month during the Term, said monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual  basis and  delivered  to Tenant  prior to the commencement of each Operating Year. If, however,  Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month  following  the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this subsection 7.2 in respect of the last month of the preceding Operating Year; (b) promptly after such  estimate  is  furnished  to Tenant,  Landlord  shall give notice to Tenant whether the installments of Tenant's Share of Increased  Operating Costs paid by
Tenant  for  the  current  Operating  Year  have  resulted  in a  deficiency  or overpayment compared to payments which would have been paid under such estimate, and Tenant,  within ten (10) days after receipt of such estimate,  shall pay any deficiency to Landlord and any overpayment  shall be credited  against  Tenant's next owing  installment of Annual Basic Rent and Additional Rent; and (c) on the
first day of the month  following  the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year,
Tenant  shall  pay to  Landlord  the  monthly  payment  shown on such  estimate.
Notwithstanding  (a) above,  Tenant will not be .responsible  for the payment of any  estimate  of  Tenant's  Share of  Increased  Operating  Costs  for the 1997
Operating  Year until such estimate is furnished to Tenant;  provided,  however, any estimate  furnished after January 1, 1997, shall be adjusted from January 1,
1997 through the month such estimate, is furnished.  Landlord may at any time or from time to time (but not more than  twice in any  Operating  Year)  furnish to
Tenant a revised  estimate of Tenant's  Share of Increased  Operating  Costs for
such  Operating  Year,  and in such -case,  Tenant's  monthly  payments shall be adjusted and paid or  credited,  as the case may be,  substantially  in the same manner as provided in the preceding sentence.

      After the end of each  Operating  Year,  Landlord shall  determine  actual
Operating  Costs  for such  Operating  Year  and  shall  provide  to  Tenant  an
"Operating Costs Statement" setting forth the actual Tenant's Share of Increased
Operating Costs for such Operating Year.  Within thirty (30) days after delivery of the  Operating  Costs  Statement,  Tenant shall pay  Landlord any  deficiency between the amount shown as Tenant's Share of Increased  Operating  Costs in the

                                       13

Operating Costs Statement and the total of the estimated payments made by Tenant during the  Operating  Year. In the event of  overpayment,  such amount shall be credited  against  Tenant's  next  owing  installment  of Annual  Basic Rent and
Additional Rent, or if the Term has expired, Landlord shall refund to Tenant the amount of any overpayment.

      Each Operating  Costs  Statement  provided by Landlord shall be conclusive and binding upon Tenant unless  within  ninety (90) days after receipt  thereof,
Tenant notifies  Landlord that it disputes the correctness  thereof,  specifying those respects in which it claims the Operating Costs Statement to be incorrect.
Unless resolved by the parties,  such dispute shall be determined by arbitration in  accordance  with  the then  prevailing  rules  of the  American  Arbitration
Association.  If the arbitration  proceedings result in a determination that the
Operating Costs Statement  contained an aggregate  discrepancy of less than five percent (5%), Tenant shall bear all costs in connection with such  arbitration.
If the  arbitration  proceedings  result in a  determination  that the Operating
Costs Statement contained an aggregate  discrepancy of greater than five percent
(5%),  Landlord  shall  bear all costs in  connection  with  such  arbitration.
Pending  determination  of the  dispute,  Tenant  shall pay any amounts due from
Tenant in accordance with the Operating Costs Statement,  but such payment shall be without  prejudice to Tenant's  claims.  Tenant,  for a period of ninety (90)
days after delivery of the Operating  Costs Statement in each Operating Year and upon at least ten (10) days written  notice to Landlord,  shall have  reasonable access  during  normal  business  hours to the books  and  records  of  Landlord relating to Operating  Costs for the purpose of verifying  the  Operating  Costs
Statement,  Tenant to bear all costs relating to such  inspection.  Tenant shall reimburse Landlord for the reasonable cost of photocopying that it desires.

      7.3 PAYMENT OF TAX ESCALATION.  Commencing July l, 1997,  Tenant shall pay its  Fractional  Share of all  Taxes in  excess  of the Base  Taxes set forth in
Section  1.C.(2) of this Lease  ("Excess  Taxes")  which  shall be  computed  by multiplying  the actual Taxes  assessed for the Tax Year in question by Tenant's
Fractional Share, and subtracting the Base Taxes from the product thereof.  Such
Excess  Taxes shall be paid to Landlord as  Additional  Rent within  thirty (30)
days of invoicing by Landlord.

      Landlord reserves the right to increase or decrease the allocation of real estate  taxes to Tenant to  reflect  the value of all  Tenant  Improvements  and
Alterations  relative to the value of the leasehold  improvements of all tenants in the Building.

      8. USE, CARE AND REPAIR OF PREMISES BY TENANT.

      8.1 PERMITTED  USES.  Tenant shall use and occupy the Premises  solely for general office purposes in accordance with applicable zoning regulations and for no other purpose.  Tenant shall not do anything or permit anything to be done in or on the Premises,  or bring or keep  anything  therein which will, in any way, obstruct.,  injure,  annoy or  interfere  with the rights of . Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, state or city authority.

      8.2 CARE OF PREMISES. Tenant shall, at its sole expense, keep the Premises and the  improvements  and  appurtenances  therein in good  order and  condition consistent  with the  operation of a  first-class  office  building,  and at the expiration  of the Term,  or at the sooner  termination  of this Lease as herein provided,  deliver up the same broom clean and in as good order and condition as at the beginning of the Term, ordinary wear and tear and damage by fire or other casualty excepted.  Tenant, at its sole expense,  shall promptly replace damaged or broken doors and glass in and about the interior of the Premises and shall be responsible  for the  repair and  maintenance  of all  Tenant  Improvements  and
Alterations,  including,  without  limitation,  the  repair and  replacement  of
appliances   and   equipment   installed   specifically   for  Tenant   such  as

                                       14

refrigerators,  disposals,  computer  room air  conditioning,  sinks and special plumbing,  special  light  fixtures and bulbs for those  fixtures,  non-standard
outlets  and  plug-in  strips,  and  special  cabinetry.   Consistent  with  the
provisions  of Section 22,  Tenant  shall pay for all damage to the Property and any  fixtures and  appurtenances  related  thereto,  as well as for all property damage  sustained  by other  tenants or occupants  of the  Building,  due to any waste,  misuse or neglect  of the  Premises  caused by Tenant or its  employees, agents,  representatives or invitees, and any fixtures and appurtenances related thereto or due to any breach of this Lease by  Tenant,  its  employees,  agents, representatives or invitees.

      8.3  HAZARDOUS  SUBSTANCES.  For  purposes of this  provision,  "Hazardous
Substances" shall mean. any hazardous or toxic substance, material or waste, now or hereafter  defined or regulated under the Resource  Conservation and Recovery
Act (42 U.S.C.  ss. 6901 et se q.), the  Comprehensive  Environmental  Response,
Compensation,  and Liability Act (42 U.S.C.  ss. 9601 et seq.),  the Clean Water
Act (33 U.S.C.  ss.  1251 et sec .), the Clean Air Act (42  U.S.C.  ss.  7401 et
set.),  and the Toxic  Substances  Control Act (15 U.S.C. ss. 2601 et seq.), and
all similar  federal,  state and local statutes,  laws, rules and regulations in connection with environmental  conditions,  health and safety, including without
limitation,  asbestos  and  petroleum  products  (collectively,   "Environmental
Laws").  Tenant  covenants and agrees that it will not use or allow the Premises to be used  for  the  storage,  use,  treatment  or  disposal  of any  Hazardous
Substance,  without  Landlord's  prior  written  consent.   Notwithstanding  the
foregoing,  Landlord's  prior written consent shall not be required with respect to Tenant's use,  storage or sale of certain  supplies or products,  which might contain or might be  considered a Hazardous  Substance,  in the normal course of
Tenant's  business in accordance  with the specific use permitted by this Lease, provided,  however,  that .Tenant shall (i) comply with all other  provisions of this Section;  (ii) notify Landlord in writing from time to time of the identity and approximate quantity of such Hazardous  Substance;  and (iii) keep each such
Hazardous  Substance  on the  Premises  in  quantities  as small  as  reasonably practicable,  but in no event large  enough to activate  reporting  requirements under any Environmental Law.

      Tenant  shall  indemnify  and  hold  harmless   Landlord,   its  partners,
affiliates and agents from and against any damages,  claims,  judgments,  fines, penalties,  costs,  liabilities (including sums paid in settlement of claims) or loss including  reasonable  attorneys' fees,  reasonable  consultants' fees, and reasonable  expert  fees  incurred by any of them to the extent  resulting  from
Tenant's  use,  handling,   generation,   treatment,  storage,  disposal,  other
management or release of any Hazardous  Substance at or from the Premises or the
Property,  whether  or not  Tenant has acted  negligently  with  respect to such
Hazardous  Substance.  This  indemnity  shall survive the  expiration or earlier termination of this Lease.

      8.4  COMPLIANCE WITH LAWS.

      Tenant, at its sole cost and expense, shall conform to and comply with and shall  cause the  Premises  to conform to and comply  with all  federal,  state,
county,   municipal  and  other  governmental  statutes,  laws,  rules,  orders, regulations,  and ordinances applicable to Tenant or resulting from Tenant's use or occupancy of the Premises or the Property or any part thereof.

      Subject  to the  following  paragraph,  Landlord,  at its  sole  cost  and expense,  shall  conform  to and comply  with and shall  cause the  Property  to conform to and comply with all  federal,  state,  county,,  municipal  and other
governmental  statutes,  laws,  rules,  orders,   regulations,   and  ordinances
applicable to Landlord or resulting  from  Landlord's use of the Property or any part thereof.

      Landlord  warrants  and  represents  to  Tenant  that,  as  of  the  Lease
Commencement Date,  Landlord is in the process of implementing a compliance plan

                                       15

for the Building,  substantially  in  accordance  with the  requirements  of The
Americans  With  Disabilities  Act of 1990, and Landlord will proceed to execute such plan throughout the Term,  subject to the provisions of Sections 7 and 15.1 of this Lease.

      9. RULES AND REGULATIONS.

      Tenant and its agents and  invitees  shall  abide by and observe the rules and regulations  attached hereto as SCHEDULE C for the operation and maintenance of the Building or any new rules and regulations  which may from time to time be issued by Landlord  ("Rules and  Regulations"),  provided  that any new rules or regulations are not inconsistent  with the provisions of this Lease.  Nothing in this Lease shall be  interpreted  to impose upon Landlord any duty or obligation to  enforce  any such  rules and  regulations  against  any other  tenant in the
Building,  and Landlord shall not be liable to Tenant for any violation of these rules and regulations by any other tenant or its agents or invitees.

      All rules and  regulations  promulgated  by Landlord  shall be reasonable, shall not materially alter the terms of this Lease and any enforcement  shall be uniform  with  respect to all  tenants'  use and  occupancy  of the Building and
Common Area.

      Notwithstanding  anything  contained in the Rules and  Regulations or this
Lease to the contrary,  Tenant is hereby  permitted to install a vending machine within the Premises for the sole use of its employees and invitees.

      10. COMMON AREA.

      10.1  DEFINITION OF COMMON AREA. As used herein,  "Common Area" mean those areas,  parking garage and  facilities  which may be furnished by Landlord on or near the Property, as designated by Landlord from time to time, intended for the general  common use and benefit of all tenants of the Building and their agents,
representatives,   licensees,   employees  and  invitees,   including,   without
limitation,  any and all stairs,  landings,  roofs, utility and mechanical rooms and equipment,  service closets, corridors,  elevators,  lobbies, lavatories and other public areas of the Building and parking garage, access roads,  pedestrian walkways, plazas and landscaped areas.

      10.2 USE OF COMMON AREA. Tenant shall have the non-exclusive  right to use the Common Area in common with  Landlord,  other  tenants in the  Building,  and others  entitled  to the use  thereof,  subject  to such  reasonable  rules  and regulations  governing  the use of the Common Area as Landlord  may from time to time prescribe and subject to such  easements  therein as Landlord may from time to time grant to others. Tenant shall not obstruct in any way any portion of the
Common Area or in any way interfere with the rights of other persons entitled to use the  Common  Area and shall  not,  without  the  prior  written  consent  of
Landlord,  use the Common Area in any manner,  directly or  indirectly,  for the location or display of any  merchandise  or property  belonging to Tenant or for the  location of signs  relating to Tenant's  operations  in the  Premises.  The
Common  Area  shall  at all  times  be  subject  to the  exclusive  control  and management of Landlord.

      10.3  ALTERATIONS TO THE COMMON AREA.  Landlord  reserves the right at any time and from time to time (i) to change or alter the location,  layout,  nature or  arrangement  of the Common Area or any portion  thereof,  including  but not limited to the  arrangement  and/or location of entrances,  passageways,  doors, corridors, stairs, lavatories, elevators, parking garage, and other public areas of the building,  and (ii) to construct additional  improvements on the Property and make alterations  thereof or additions thereto and build additional  stories on or in any such buildings or build adjoining same; provided,  however, that no such change or  alteration  shall  deprive  Tenant of access to the  Premises or reduce the Rental Area of the  Premises,  unless such  reduction  is required by
Federal, State or local laws or regulations,  in which event, a reduction in the

                                       16

Premises  shall be permitted  with a  commensurate  reduction in rent.  Landlord shall have the right to close  temporarily all or any portion of the Common Area to such extent as may, in the  reasonable  opinion of Landlord,  be necessary to prevent a dedication thereof to the public,  provided that Tenant is not thereby denied .access to the Premises,  or for repairs,  replacements or maintenance to the  Common  Area,  provided  such  repairs,  replacements  or  maintenance  are performed  expeditiously and in such a manner as not to deprive Tenant of access to the Premises.

      10.4 MAINTENANCE. Landlord covenants to keep, maintain, manage and operate the Common  Area in a manner  consistent  with the  operation  of a first  class office building and to keep the sidewalks and driveways,  if any, constituting a portion of the Common Area clean and reasonably clear of snow and ice.  Landlord reserves  the right of access to the Common Area  through the  Premises  for the purposes of operation,  decoration,  cleaning,  maintenance,  safety,  security, alterations and repairs.

      11. SERVICES AND UTILITIES.

      So long as Tenant is not in an Event of Default under this Lease, Landlord shall  provide  the  following  facilities  and  services  to  Tenant as part of
Landlord's Operating Costs (except as otherwise provided herein):

      a. At least one elevator (if the building contains an elevator) subject to call at all times, including Sundays and holidays.

      b. During "normal business hours" as hereinafter defined,  central heating and air conditioning ("HVAC") during the seasons of the year when these services are normally and usually furnished within the following  temperature  ranges:(i)
heating of 70(degree)+/- 2(degree) fahrenheit inside with an outside temperature
of  13(degree)  fahrenheit,   and  (ii)  cooling  of  76(degree)  +/-  2(degree)
Fahrenheit  (dry  bulb)  inside  with  an  outside   temperature  of  77(degree)
fahrenheit (dry bulb) and 91' fahrenheit (wet bulb); provided,  however, that if
a  recognized  energy  conservation  law,  program,  guideline,   regulation  or
recommendation  promulgated by federal,  state,  city or other  governmental  or quasi-governmental  bureau, board,  department,  agency,  office,  commission or other subdivision thereof shall provide for a reduction in operations below said standards,  Landlord  shall cause the HVAC  systems be operated so as to provide reduced service in accordance with such. law, program, guideline,  regulation or recommendation.  For the purposes of this paragraph b, the term "normal business
hours".shall  mean the periods from :00 a.m.  until 6:00 p.m. on business  days.
Landlord  shall  provide  the  aforesaid  services at other  times,  at Tenant's expense,  provided  Tenant  gives  Landlord  notice by 1:00 p.m. on weekdays for after-hour  service on the next  weekday,  by 1:00 p.m. the day before a holiday for service on a holiday,  and by 1:00 p.m. on Friday for after-hour  service on
Saturday or service on Sunday the  holidays  observed by Landlord are New Year's
Day,  Memorial Day observed,  Independence  Day,  Labor Day,  Thanksgiving,  and
Christmas). Such after-hour, holiday or special weekend service shall be charged to Tenant at rates to be calculated by Landlord based on Landlord's costs, which costs, as of the Lease  Commencement Date, is Thirteen Dollars ($13.00) per hour per wing.  Landlord reserves the right to adjust, from time to time; the rate at which such services shall be provided corresponding to adjustments in Landlord's costs  (such rates shall be given to Tenant on  request).  Tenant  shall pay for such  service,  as  Additional  Rent,  promptly  upon receipt of an invoice with respect thereto.

      c.  Except  with  respect to Tenant's  proposed  computer  room within the
Premises  which will be  separately  metered,  reasonable  amounts  of  electric current for lighting and normal and customary items of office equipment (subject to the provisions of Section 12 below).

                                       17

      d. Cleaning in Landlord's  standard manner in accordance with the cleaning specifications  attached  hereto as SCHEDULE D. Landlord  reserves the right, in its sole discretion,  to change such cleaning  specifications from time to time;
provided,  however,  Landlord's cleaning services shall, at all times during the
Term of this Lease,  be consistent  with the standard  cleaning  services  being provided in other first class office buildings in the Business Community.

      e.  Replacement  of light tubes or bulbs for  building  standard  lighting fixtures. All light tube or bulb .replacements for special non-standard lighting fixtures shall be furnished and installed by Landlord at Tenant's expense.

      f. Rest room facilities and necessary lavatory supplies, including hot and cold running  water at the points of supply,  as provided for general use of all tenants in the Building and routine maintenance, painting, and electric lighting service for all public  areas of the  Building in such manner as Landlord  deems reasonable.

      Any failure by Landlord to furnish the foregoing services,  resulting from circumstances beyond Landlord's  reasonable control or from interruption of such services due to repairs or maintenance  shall not render  Landlord liable in any respect  for  damages  to either  person or  property,  nor be  construed  as an eviction of Tenant, nor cause an abatement of rent hereunder, nor relieve Tenant from any of its obligations  hereunder.  Notwithstanding the foregoing sentence,
Landlord  shall be liable for all  damages to person or  property  to the extent such damages are the result of Landlord's,  its agent's or employee's negligence
or. willful misconduct. If any public utility or governmental body shall require
Landlord  or Tenant to  restrict  the  consumption  of any utility or reduce any service for the Premises or the Building,  Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this
Section 11 are thereby reduced or otherwise  affected,  without any liability on the  part of  Landlord  to  Tenant  or any  other  person  or any  reduction  or adjustment in rent payable hereunder. Landlord and its agents shall be permitted reasonable  access to the Premises for the purpose of  installing  and servicing systems within the Premises deemed necessary by Landlord to provide the services and utilities  referred to in this Section 11 to Tenant and other tenants in the
Building.

      Landlord reserves the right to charge Tenant the reasonable cost, based on usage, of the removal of all trash and the reasonable cost of  water/sewerage or electric  service to the extent Tenant's trash disposal,  water/sewerage  and/or electrical usage exceeds, in Landlord's reasonable opinion,  normal usage for an office tenant.

      12. ELECTRIC CURRENT.

      Landlord  shall be under no  obligation  to furnish  electrical  energy to
Tenant in amounts  greater  than needed for  lighting  and normal and  customary items of equipment for general office purposes, and, Tenant shall not install or use on the Premises any electrical  equipment,  appliance or machine which shall require amounts of electrical energy exceeding the standard wattage provided for the Building,  unless the  installation  and use of such  additional  electrical equipment, appliance, or machine has been approved by Landlord pursuant to terms and  conditions  set  forth  in a  separate  agreement,  which  approval  may be conditioned  upon the payment by Tenant,  as Additional Rent, of the cost of the additional  electrical  energy and  modifications  to the Building's  electrical system required for the operation of such electrical  equipment,  appliance,  or machine.

                                       18

      13. LOSS, DAMAGE AND INJURY.

      To the maximum  extent  permitted by law,  Tenant shall occupy and use the
Premises, the Building and the Common Area at Tenant's own risk. Consistent with the provisions of subsection 16.4,  Tenant's  Personal Property and the property of those claiming by, through or under Tenant,  located in or on the Premises or the  Building,  shall be and  remain at the sole  risk of  Tenant or such  other person.

      Notwithstanding  any provision to the contrary  contained in the foregoing paragraph, Landlord's limitation from liability and damages under this paragraph
..13,  shall not extend to liability or damages  arising from the  negligence  or willful misconduct of Landlord, its agents or employees.

      No representation,  guaranty,  assurance,  or warranty is made or given by
Landlord  that the  communications  or security  systems,  devices or procedures used, if any, will be effective to prevent  injury to Tenant or any other person or damage to, or loss (by  theft,  or  otherwise)  of any of  Tenant's  Personal
Property or of the property of any other person, and Landlord reserves the right to modify at any time such  communications  or  security  systems,  devices,  or procedures without liability to Tenant.

      14. REPAIRS BY LANDLORD.

      Landlord  shall keep the  Premises  and the  Building  and all  machinery, equipment,  fixtures  and  systems  of  every  kind  attached.  to,  or  used in connection  with the  operation of, the  Building,  including  all  electrical., heating, mechanical,  sanitary,  sprinkler,  utility, power, plumbing, cleaning, refrigeration,  ventilating, air conditioning and elevator systems and equipment
(excluding, however, lines, improvements,  systems and machinery for water, gas, steam and  electricity  owned and  maintained by any public  utility  company or governmental  agency  or body) in good  order  and  repair  consistent  with the operation of the Building as a first-class  office  building.  Landlord,  at its expense  (subject to reimbursement by Tenant pursuant to Section 7),. shall make all repairs and replacements  necessary to comply with its obligations set forth in the immediately  preceding  sentence,  except for (a) repairs  required to be made by Tenant pursuant to Section 8 and (b)  notwithstanding  the provisions of
Section 16.4,  repairs caused by the negligence or willful misconduct of Tenant, its agents,  employees,  invitees  and guests,  which  repairs  shall be made by
Landlord at the cost of Tenant,  and for which  Tenant  shall pay  promptly,  as
Additional  Rent,  upon  receipt  of an invoice  setting  forth the cost of such repairs.  There shall be no abatement in rents due and payable  hereunder and no liability on the part of Landlord by reason.  of any  inconvenience or annoyance arising  from  Landlord's  making  repairs,  additions  or  improvements  to the
Building in accordance with its obligations hereunder.

      Landlord agrees to commence  repairs as soon as reasonably  possible after notice  from  Tenant and shall  diligently  work to complete  such  repairs.  In addition, Landlord agrees to use all reasonable efforts not to interfere with or disrupt Tenant's business operations while working on repairs in the Premises.

      Notwithstanding  any provision to the contrary  contained in the foregoing paragraph, Landlord's limitation from liability under this Section 14, shall not extend  to  liability  for  damages  arising  from  the  negligence  or  willful misconduct of Landlord, its agent or employees.

      15. ALTERATIONS, TITLE AND PERSONAL PROPERTY.

      15.1  ALTERATIONS.  Tenant shall in no event make or permit to be made any alteration,  modification,  substitution  or other  change of any nature to. the mechanical,  electrical,  plumbing, HVAC and sprinkler systems within or serving the Premises.  After  completion of Tenant's  Improvements  within the Premises,

                                       19

Tenant  shall not make or  permit  any other  improvements,  alterations,  fixed decorations,  substitutions or  modifications,  structural or otherwise,  to the
Premises or the Building  ("Alterations")  without the prior written approval of
Landlord.  Landlord  shall not  unreasonably  withhold  or delay its  consent to
Alterations  which  do  not  affect  the  structural,  mechanical,  plumbing  or electrical  elements or systems of the  Building  and which are not visible from outside the Premises,  provided  such work  conforms  with the design  criteria, standards and  architectural  guidelines for the Building.  Landlord's  approval shall include the conditions  under which  acceptable  Alterations  may be made.
Alterations  shall  include,   but  not  be  limited  to,  the  installation  or
modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures,  hardware,  locks, ceiling,  window and wall coverings;  but shall not include the initial Tenant's Improvements placed within the Premises pursuant to
Section 5.1. All Alterations shall be based on complete plans and specifications prepared  and  submitted  by  Tenant to  Landlord  for  approval,  except in the instance of cosmetic  changes,  such as painting  and  carpeting,  in which case
Tenant shall provide  Landlord with samples  showing  colors,  styles,  etc. All
Alterations shall be made by Landlord at Tenant's sole cost,  payable by Tenant, as Additional Rent, within thirty (30) days after receipt of an invoice for same from  Landlord,  which  cost  shall  include  Landlord's  standard  construction management  fee,  which fee shall not exceed (i)  fifteen  percent  (15%) of the total cost of construction for all Alterations under $1,000.00,  and (ii) twelve percent (12%) of the total cost of construction for all Alterations in excess of
$1,000.00.   Tenant  shall  be  responsible  for  the  cost  of  any  additional improvements  within the Premises or the Common Area  required by The  Americans with Disabilities Act of 1990 as a result of Tenant's Alterations.

      If Tenant  makes any  Alterations  without the prior  consent of Landlord, then, in addition to Landlord's  other remedies,  Landlord may correct or remove such  Alterations and Tenant shall pay the cost thereof,  as Additional Rent, on demand.

      15.2 TITLE.  The Tenant  Improvements,  all Alterations and all equipment, machinery, furniture,  furnishings, and other property or improvements installed or located in the  Premises by or on behalf of  Landlord  or Tenant,  other than
Tenant's  Personal  Property,  (a) shall  immediately  become  the  property  of
Landlord  and (b) shall  remain upon and be  surrendered  to  Landlord  with the
Premises  as a  part  thereof  at  the  end of  the  Term.  Notwithstanding  the foregoing,  Landlord  may,  upon  notice to Tenant at the time  Alterations  are approved by Landlord,  elect that any  Alterations  be removed at the end of the
Term,  and  thereupon,  Landlord  shall at  Tenant's  sole  expense,  cause such
Alterations to be removed and restore the Premises to its condition prior to the making of such  Alterations,  reasonable  wear and tear  excepted.  Tenant shall promptly  reimburse  Landlord,  as Additional  Rent,  for the cost of such work, which reimbursement. obligation shall survive termination of the Lease.

      15.3 TENANT'S PERSONAL  PROPERTY.  "Tenant's  Personal Property" means all equipment,  machinery,  furniture,  furnishings  and/or  other  property  now or hereafter  installed  or placed in or on the  Premises by Tenant with respect to which  Tenant has not been granted any credit or allowance by Landlord and which
(a) is not used, or was not procured for use, in connection  with the operation, maintenance  or  protection  of the Premises or the  Building;  (b) is removable without damage to the Premises or the Building;  and (c) is not a replacement of any property of Landlord,  whether such  replacement is made at Tenant's expense or  otherwise.  Notwithstanding  any other  provision  of this  Lease,  Tenant's
Personal Property shall not include any Alterations or any improvements or other property  installed  or  placed  in or on  the  Premises  as  part  of  Tenant's
Improvements,  whether  or not  installed  at  Tenant's  expense.  Tenant  shall promptly pay all  personal  property  taxes on Tenant's  Personal  Property,  as applicable.  Tenant may remove all Tenant's  Personal Property from the Premises at the termination of this Lease. Any property  belonging to Tenant or any other person which is left in the Premises  after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Landlord considers  appropriate  without waiving its right to

                                       20

claim from Tenant all expenses and damages caused by Tenant's  failure to remove such  property,  and Tenant  shall not have any right to  compensation  or claim against Landlord as a result..

      16. INSURANCE.

      16.1 TENANT'S INSURANCE. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease  remains in effect and during such other time as
Tenant  occupies  the  Premises  or  any  part  thereof  insurance  policies  in accordance with the following provisions.

      A. COVERAGE.

            (i)  commercial  general  liability   insurance  policy,   including
insurance  against  assumed or  contractual  liability  under this  Lease,  with respect to the Property,  to afford protection with limits,  per occurrence,  of not less than Two Million  Dollars  ($2,000,000),  combined  single limit,  with respect to personal injury, bodily injury,  including death, and property damage
and  Four  Million  Dollars  ($4,000,000)   aggregate  (occurrence  form),  such
insurance to provide for no deductible;

            (ii) all-risk property insurance policy, including theft, written at replacement cost value and with replacement  cost  endorsement,  covering all of
Tenant's  Personal  Property  in the  Premises,  and  covering  loss  of  income resulting from casualty,  such insurance to provide for a deductible not greater than $500,000.00.

            (iii) worker's  compensation  or similar  insurance  policy offering statutory  coverage and  containing  statutory  limits,  which policy shall also provide  Employer's  Liability  Coverage of not less than Five Hundred  Thousand
Dollars ($500,000) per occurrence.

            (iv) Tenant shall require any construction contractor retained by it to  perform  work on the  Premises  to carry  and  maintain,  at no  expense  to
Landlord,  during  such  times as  contractor  is  working  in the  Premises,  a non-deductible (a) commercial general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed  operations  coverage,  broad form  property  damage  endorsement  and contractor's protective liability coverage, to afford protection with limits per
person  and  for  each  occurrence,   of  not  less  than  Two  Million  Dollars
($2,000,000),  combined  single limit,  and with respect to personal  injury and
death  and  property  damage,  Four  Million  Dollars   ($4,000,000)   aggregate
(occurrence  form) and Two  Million  Dollars  ($2,000,000)  aggregate  completed operations;  (b)  automobile  liability  insurance  in the amount of One Million
Dollars  ($1,000,000)  combined  single  limit for bodily  injury  and  property damage; and (c) worker's compensation insurance or similar insurance in form and amounts as required by law.

            (v) Notwithstanding anything set forth above in this subsection 16.1 to the contrary, all dollar limits specified herein shall be increased from time to time as  reasonably  necessary to effect  economically  equivalent  insurance coverage, or coverage deemed adequate in light of then existing circumstances.

      B. POLICIES.

      Such policies shall be maintained  with companies  licensed to do business in the State where the Premises are located and in form reasonably acceptable to
Landlord and will be written as primary  policy  coverage  and not  contributing with, or in excess of, any coverage which  Landlord  shall carry.  Such policies shall be provided  on an  occurrence  form basis  unless  otherwise  approved by
Landlord and shall include Landlord and its managing agent as additional insured

                                       21

as to coverage  under  paragraphs  16.1. A. (i) and  16.1.A.(iv).  Such policies shall also contain a waiver of  subrogation  provision  and a provision  stating that such  policy or policies  shall not be  canceled,  non-renewed,  reduced in coverage or materially  altered  except after thirty (30) day's written  notice, said  notice  to be given in the  manner  required  by this  Lease to  Landlord,
Attention:  Risk Management Department.  All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times  during  the Term of this  Lease and all other  times  during which  Tenant  shall occupy the  Premises.  Tenant  shall  deposit the policy or policies of such required insurance or certificates  thereof with Landlord prior to the Lease Commencement Date.

      16.2 TENANT'S FAILURE TO INSURE.  If Tenant shall fail to obtain insurance as required  under this . Section 16,  Landlord  may, but shall not be obligated to, obtain such  insurance,  and in such event,  Tenant shall pay, as Additional
Rent, the premium for such insurance upon demand by Landlord.

      16.3 COMPLIANCE WITH POLICIES. Tenant shall not do or allow to be done, or keep,  or allow to be kept,  anything in, upon or about the Premises  which will contravene  Landlord's  policies  insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to  Landlord..  If any act or failure to act by Tenant in and about the Building and the  Premises  shall cause the rates with  respect to  Landlord's  insurance policies to be increased  beyond those rates that would  normally be  applicable for such limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

      16.4  WAIVER OF RIGHT OF  RECOVERY.  Except as  provided  in Section  8.3, neither party, including Landlord's managing agent, shall be liable to the other party,  including Landlord's managing agent, or to any insurance company (by way of subrogation or otherwise) insuring the other party, for any loss or damage to any building,  structure or other tangible property, or loss of income resulting therefrom,  or losses under worker's  compensation laws and benefits even though such loss or damage might have been  occasioned by the negligence of such party, its agents or employees.  The  provisions of this Section 16.4.  shall not limit the.  indemnification  for  liability to third  parties  pursuant to Section 22.
Landlord  shall not be  obligated  to repair  any  damage to  Tenant's  Personal
Property or replace the same.

      16.5  LANDLORD'S  INSURANCE.  Landlord shall carry  comprehensive  general liability  insurance with regard the Property and all-risk property insurance on the  Property,  including  Tenant  Improvements  and  Alterations  but excluding
Tenant's Personal Property.

      17. DAMAGE AND DESTRUCTION.

      17.1 LANDLORD'S OBLIGATION TO REPAIR AND RECONSTRUCT. If, as the result of fire,  the  elements,  accident or other.  casualty  (any of such  causes  being referred to herein as a "Casualty"),  the Premises  shall be rendered  wholly or partially untenantable (damaged to such an extent as to preclude Tenant's use of the  Premises  for the  purposes  originally  intended),  then,  subject  to the provisions of subsection 17.2,  Landlord shall cause such damage to be repaired, including Tenant Improvements and Alterations,  to the extent insurance proceeds are paid to Landlord, and the Annual Basic Rent and Additional Rent (but not any
Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations  hereunder or by reason of Landlord's  having provided Tenant with additional  services  hereunder) shall be abated  proportionately as to the portion  of the  Premises  rendered  untenantable  during  the  period  of  such untenantability.  All such  repairs  shall be made at the  expense of  Landlord, subject to the availability of insurance proceeds and Tenant's  responsibilities set forth  herein.  Landlord  shall not be liable for  interruption  to Tenant's business  or for  damage  to or  replacement  or  repair  of  Tenant's  Personal

                                       22

Property,  all of which  replacement or repair shall be undertaken and completed by Tenant, at Tenant's expense.

      If the Premises  shall be damaged by Casualty,  but the Premises shall not be thereby  rendered wholly or partially  unterantable,  Landlord shall promptly cause  such  damage to be  repaired  and  there  shall be no  abatement  of rent reserved hereunder.

      17.2  TERMINATION  OF  LEASE.  If the  Premises  are (a)  rendered  wholly untenantable,  or (b)  damaged as a result of any cause  which is not covered by
Landlord's  insurance,  or if the  Building  is  damaged  to the extent of fifty percent (50%) or more of the gross  leasable area  thereof,  or if, for reasons beyond  Landlord's  control  or by virtue of the terms of any  financing  of the
Building, sufficient insurance proceeds are not available for the reconstruction or  restoration  of the  Building  or  Premises,  then,  in any of such  events,
Landlord  may elect to terminate  this Lease by giving to Tenant  notice of such election,  within ninety (90) days after the occurrence of such event,  or after the  insufficiency  of such  proceeds  becomes  known to Landlord,  whichever is applicable.  If such notice is given,  the rights and obligations of the parties shall cease as of the date set forth in such  notice,  and the Annual Basic Rent and Additional.  Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations  hereunder or by reason of
Landlord's having provided Tenant with additional  services  hereunder) shall be adjusted  as of the date set forth in. such  notice,  or, if the  Premises  were rendered untenantable, as of the date of the Casualty.

      Within ninety (90) days following a Casualty, Landlord shall notify Tenant in writing of the date on which  Landlord,  in its best  professional  judgment, estimates  restoration  will  be  substantially  completed.  If  restoration  is expected to exceed one  hundred  eighty  (180) days from the date of  Landlord's notice,  then  Tenant  shall have the right to  terminate  this Lease on written notice to Landlord within fifteen (15) days after receipt of Landlord's notice.

      17.3 DEMOLITION OF THE BUILDING. If the Building shall be so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish the
Building for the purpose of  reconstruction,  Landlord may demolish the same, in which event the Annual Basic Rent and  Additional  Rent (but not any  Additional
Rent due  Landlord  either by reason of  Tenant's  failure to perform any of its obligations  hereunder or by reason of Landlord's  having  provided  Tenant with additional  services  hereunder)  shall be abated  to the same  extent as if the
Premises were rendered wholly untenantable by a Casualty.

      17.4  INSURANCE  PROCEEDS.  If the  Lease is not  terminated  pursuant  to subsection 17.2, Landlord shall, subject to the terms of any Mortgage,  disburse and apply any insurance  proceeds  received by Landlord to the  restoration  and rebuilding  of the Building in  accordance  with  subsection  17.1  hereof.  All insurance  proceeds  payable with respect to the Premises and the Building shall belong to and shall be payable to Landlord.

      18. CONDEMNATION.

      18.1  TERMINATION.  If either the entire Premises or the Building shall be acquired or condemned by any  governmental  authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition  of title in the  condemning  authority and the rents hereunder shall be abated on that date. If less than the whole but more than fifty  percent  (50%) of the Rental Area of the  Premises or more than fifty percent (50%) of the total area of the Building  (even if the Premises are unaffected)  or such  portion of the Common Area as shall render the Premises or the  Building  untenantable  should be so acquired or  condemned,  Landlord  and
Tenant shall each have the option to terminate this Lease by notice given to the other within ninety (90) days of such taking. In the event that such a notice of

                                       23

termination  is given,  this Lease shall  terminate as of the date of vesting or acquisition of title in the  condemning  authority and the Annual Basic Rent and
Additional  Rent (but not any Additional  Rent due Landlord  either by reason of
Tenant's  failure to perform any of its obligations  hereunder,  or by reason of
Landlord's having provided Tenant with additional  services  hereunder) shall be adjusted as of such date.

      If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b) some lesser portion of the Premises or the Building or Common Area, which does not give rise to a right to  terminate  pursuant  to this  subsection  18.1,  is taken by the  condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority,  the Annual Basic Rent payable  hereunder during the unexpired  portion of the Term shall be reduced in proportion to the  reduction in the total Rental Area of the  Premises,  and any
Additional  Rent (but not any Additional  Rent due Landlord  either by reason of
Tenant's  failure to perform any of its obligations  hereunder,  or by reason of
Landlord's having provided Tenant with additional  services  hereunder)  payable pursuant to the terms hereof shall be adjusted to reflect the  diminution of the
Premises and/or the Building, as the case may be.

      18.2 RIGHTS TO AWARD.  Tenant shall have no claim against Landlord arising out of the taking or  condemnation,  or arising out of the  cancellation of this
Lease as a result of any such taking or condemnation,  or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation, or for the value of any unexpired  portion of the Term, or for any property lost through condemnation, and Tenant hereby assigns to Landlord all its right, title and  interest  in and to any such award with regard to the  Premises;  provided, however,  that, in the event of a total  taking,  Tenant may assert any claim it may have  against  the  condemning  authority  "for  compensation  for  Tenant's
Personal  Property  lost  thereby,  loss of income,  excess  value of the Lease, unamortized Tenant Improvement costs and for any relocation expenses compensable
by  statute   and-receive  such  awards  therefor  as  may  be  allowed  in  the condemnation proceedings provided that such awards shall be made in addition to, and stated separately from, the award made for the Building, the underlying land and the  Premises.  Landlord  shall have no  obligation to contest any taking or condemnation.

      19. BANKRUPTCY.

      19.1  Event  of  Bankruptcy.  For  purposes  of  this  Lease,  each of the following shall be deemed an "Event of Tenant's Bankruptcy":

            (a)  if Tenant becomes insolvent, as defined in the Bankruptcy Code, or under the Insolvency Laws;

            (b)  the   commencement   of  any  action  or  proceeding   for  the
                 dissolution or liquidation of Tenant or for the  appointment of a  receiver  or  trustee of the  property  of  Tenant,  whether instituted  by or against  Tenant,  if not bonded or discharged within thirty (30) days of the date of the commencement of such proceeding or action;

            (c)  if Tenant files a voluntary  petition under the Bankruptcy Code or Insolvency Laws;.

            (d)  if there is filed an involuntary petition against Tenant as the subject  debtor under the Bankruptcy  Code or Insolvency  laws, which is not  dismissed  within  sixty (60) days of filing,  or results in issuance of an order for relief  against the debtor;
                 and

                                       24

            (e)  if Tenant makes or consents to an assignment of its assets,  in whole or in part, for the benefit of creditors,  or to a common law composition of creditors.

      As used herein,  (i) "Bankruptcy Code" means title 11 of the United States
Code,  11 U.S.C.  Section 101 et. seq. as amended or any  successor  statute and
(ii)  Insolvency Laws means the insolvency laws of any state or territory of the
United States.

      19.2 ASSUMPTION BY TRUSTEE. If Tenant becomes the subject debtor in a case pending under the  Bankruptcy  Code,  Landlord's  right to terminate  this Lease under  Section 20 hereof shall be subject to the  applicable  rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy  Code.  However,  the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper  written notice of the Trustee's  assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is  provided  for in the  Bankruptcy  Code)  after the date of the  Trustee's appointment.  The failure of the Trustee to give notice of the assumption within the period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the  Trustee to assume or assign  this
Lease.  The  Trustee  shall not have the right to  assume or assign  this  Lease unless the Trustee (i) promptly  and fully cures all defaults  under this Lease,
(ii), promptly and fully compensates  Landlord for all monetary damages incurred as a result of such default,  and (iii) provides to Landlord adequate  assurance of future performance.  In the event Tenant is unable to: (i) cure its defaults,
(ii)  reimburse  Landlord  for its monetary  damages,  or (iii) pay the Rent due under this Lease on time,  then Tenant  hereby agrees in advance that it has not met its burden to provide  adequate  assurance of future  performance,  and this
Lease may,  be  terminated  by  Landlord  in  accordance  with  Section  20. The provisions  of this  Section  19.2 are not  intended to waive any.  rights which
Tenant may, otherwise, be entitled to under applicable Bankruptcy Code.

      20.  DEFAULT  PROVISIONS  APPLICABLE  TO TENANT AND REMEDIES  AVAILABLE TO
LANDLORD.

      20.1 EVENTS OF DEFAULT.  Each of the following shall be deemed an Event of
Default by Tenant under this Lease:

            a. failure of Tenant to pay Annual Basic Rent,  Additional  Rent, or
any other sum required to be paid under the terms of this Lease,  including late charges, within ten (10) days after notice from Landlord of non-payment;

            b. failure by Tenant to perform or observe any other term, covenant, agreement  or  condition  of this Lease,  on the part of Tenant to be  performed
(other than those  obligations of Tenant set forth in subsection  16.2 for which
Tenant  shall be  entitled  to  receive  no prior  notice,  and  other  than the conditions  set forth in  paragraphs  20.1.a,  c, d, e, f and g, which  shall be governed  solely by the provisions  set forth  herein),  within thirty (30) days after notice thereof from the Landlord, unless such performance shall reasonably require a longer period,  in which case Tenant shall not be deemed in default if
Tenant commences the required  performance  promptly and thereafter  pursues and completes such action  diligently and  expeditiously and in any event within not more than sixty (60) days;

            c. the filing of a tax or  mechanic's  lien  against any property of
Tenant  which is not bonded or  discharged  within  thirty (30) days of the date such lien is filed;

            d. abandonment of the Premises by Tenant;  provided,  however,  that
Tenant  shall not be deemed to be in default  hereunder  so long as Tenant shall continue the payment of Annual Basic Rent and Additional Rent under this Lease;

                                       25

            e. an Event of Tenant's Bankruptcy;

            f. the sale of Tenant's  interest in the Premises under  attachment, execution or similar legal process; and

            g. the failure of Tenant to vacate the Premises upon the  expiration of the  Term,  or  the  earlier  termination  thereof  pursuant  to  the.  other provisions hereof.

      20.2 REMEDIES. Upon the occurrence of an Event of Default,  Landlord, with notice to Tenant may do any one or more of the following:

                  (a)  Intentionally deleted

                  (b)  perform,  on behalf and at the  expense  of  Tenant,  any obligation  of Tenant  under this Lease which  Tenant has
                       failed to perform and of which  Landlord shall have given
                       Tenant notice, the cost of which performance by Landlord,
                       together with  interest  thereon at the Default Rate from
                       the date of such expenditure,  shall be payable by Tenant
                       to   Landlord,   as   Additional   Rent,   upon   demand.
                       Notwithstanding  the  provisions  of this  clause (b) and
                       regardless  of  whether  an Event of  Default  shall have
                       occurred,  Landlord may exercise the remedy  described in
                       clause (b) without any notice to Tenant if  Landlord,  in
                       its good faith judgment,  believes it would be materially
                       injured  by  failure  to  take  rapid  action  or if  the
                       unperformed   obligation   of   Tenant   constitutes   an
                       emergency;

                  (c)  elect to  terminate  this Lease and the  tenancy  created hereby by giving notice of such  election to Tenant,  and
                       reenter the Premises, by summary proceedings,  and remove
                       Tenant  and all  other  persons  and  property  from  the
                       Premises,  and store such property in a public  warehouse
                       or  elsewhere  at the  cost  of and for  the  account  of
                       Tenant;

                  (d)  declare  any  option  which  Tenant may have to renew the
                       Term or expand the Premises to be null and void and of no
                       further force and effect; or

                  (e)  exercise  any other  legal or  equitable  right or remedy which it may have.

      Any reasonable costs and expenses incurred by Landlord (including, without limitation,  reasonable  attorneys'  fees) in  enforcing  any of its  rights  or remedies  under this Lease shall be paid to Landlord  by Tenant,  as  Additional
Rent, upon demand.

      20.3 DAMAGES.  If this Lease is terminated by Landlord pursuant to Section
20.2.(c), Tenant nevertheless shall remain liable for (a) any Annual Basic Rent,
Additional  Rent,  and  damages  which  may be due or  sustained  prior  to such termination,  and (b) all reasonable costs, fees and expenses including, but not limited to,  attorneys' fees, costs and expenses incurred by Landlord in pursuit of its  remedies  hereunder  or in renting  the  Premises to others from time to time.  If Landlord  terminates  the Lease  pursuant to this Section 20, all rent which would have been payable to Landlord prior to the termination date, but for any  abatement  set forth in  Section  1.B.,  shall  immediately  become due and payable,  as Additional  Rent,  and any  abatement  scheduled to occur after the termination  date shall  immediately  become  void.  In  addition,  Landlord may recover from Tenant additional  damages to compensate  Landlord for loss of rent

                                       26

resulting  from  termination of the Lease,  which,  at the election of Landlord, shall be either:

                  (i)  An amount equal to the rent which, but for termination of this Lease, would have become due during the remainder of
                       the Term, less the amount of rent, if any, which Landlord
                       shall receive  during such period from others to whom the
                       Premises may be rented  (other than any  Additional  Rent
                       received  by  Landlord as a result of any failure of such
                       other  person  to  perform  any  of  its  obligations  to
                       Landlord),  in which case such damages  shall be computed
                       and payable in monthly  installments,  in advance, on the
                       first day of each calendar month following termination of
                       the Lease and continuing until the date on which the Term
                       would have expired but for such termination;  any suit or
                       action  brought to collect any such damages for any month
                       shall not in any manner  prejudice  the right of Landlord
                       to collect  any  damages  for any  subsequent  month by a
                       similar proceeding; or

                  (ii) an amount  equal to the present  worth (as of the date of such  termination) of rent which,  but for termination of
                       this Lease, would have become due during the remainder of
                       the Term,  in which case such damages shall be payable to
                       Landlord  in  one  lump  sum on  demand  and  shall  bear
                       interest at the Default Rate until paid.  For purposes of
                       this clause  (ii),  "present  worth" shall be computed by
                       discounting  such  amount to present  worth at a discount
                       rate equal to one  percentage  point  above the  discount
                       rate then in effect at the Federal  Reserve  Bank nearest
                       to the location of the Property.

      Damages  shall be due and  payable  immediately  upon  demand by  Landlord following any  termination  of this Lease pursuant to Section 20.2. In the event
Landlord re-leases the Premises prior to the expiration of the Term at an Annual
Basic Rent  (annualized to account for any rent  abatement,  free rent period or similar  concession)  equal to or greater than that  reserved  under this Lease,
Landlord shall refund to Tenant any amounts paid by. Tenant  pursuant to Section
20.3.(ii)  applicable to the portion of the Term coinciding with the term of the replacement lease.

      If this Lease is  terminated  pursuant  to  Section  20.2.,  Landlord  may re-lease  the  Premises  or any part  thereof,  alone  or  together  with  other premises,  for such term(s)  (which may be greater or less than the period which otherwise would have  constituted the balance of the Term) and on such terms and conditions  (which may include  concessions or free rent and  alterations of the
Premises) as Landlord,  in its sole  discretion,  may determine.  The failure or refusal of Landlord to re-lease the Premises or any part or parts  thereof shall not release or affect Tenant's liability for damages.  Notwithstanding  anything to the contrary in this Section 20.3,  Landlord shall use reasonable  efforts to re-lease the Premises, provided that - Landlord shall not be required to (i) use methods or procedures  other than its usual methods and  procedures  for finding tenants  for  comparable  space in the  Building;  (ii)  lease the  Premises  in preference to any other space in the Building.  available for lease,  regardless of when such other space became available for lease; (iii) lease the Premises at rents lower than the rate at which Landlord would  otherwise offer such space to a third party; (iv) to make improvements to the Premises at Landlord's  expense;
and (v) lease the Premises  for any purpose or use other than that  specifically permitted by this Lease.  Landlord  shall not be liable to Tenant for Landlord's failure to re-lease the  Premises  despite the  exercise of  reasonable  efforts pursuant to this paragraph,  and no such re-leasing  shall relieve Tenant of its

                                       27

obligations under the terms of this Lease,  including,  without limitation,  the payment of rent as set forth herein.

      Nothing  contained  in this Lease  shall limit or  prejudice  the right of
Landlord to prove and obtain in proceedings for the termination of this Lease by reason of bankruptcy or  insolvency,  an amount equal to the maximum  allowed by any  statute  or rule of law in  effect  at the time  when,  and  governing  the proceedings in which, the damages are to be proved.

      20.4 NO WAIVER.  No act or omission  by Landlord  shall be deemed to be an acceptance  of a  surrender  of  the  Premises  or  a  termination  of  Tenant's liabilities  hereunder,  unless  Landlord  shall  execute a written  release  of
Tenant.  Tenant's liability hereunder,  shall not be terminated by the execution by  Landlord  of any new lease for all or any  portion  of the  Premises  or the acceptance of rent from any assignee or subtenant.

      20.5 REMEDIES NOT EXCLUSIVE. All rights and remedies of Landlord set forth in this Lease  shall be  cumulative,  and none shall  exclude any other right or remedy,  now or hereafter allowed by or available under any statute,  ordinance, rule of court, or the common law,  either at law or in equity,  or both. For the purposes of any suit brought or based  hereon,  this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive  periodic sums shall mature  hereunder.  The failure of
Landlord to insist, in any one or more instances,  upon a strict  performance of any of the  covenants,  terms and  conditions  of this Lease or to exercise  any right or  option  herein  contained  shall  not be  construed  as a waiver  or a relinquishment  for the future,  of such  covenant,  term,  condition,  right or option,  but the same shall  continue and remain in full force and effect unless the  contrary is  expressed  by Landlord in writing.  The receipt by Landlord of rents  hereunder,  with  knowledge of the breach of any  covenant  hereof or the receipt  by  Landlord  of less  than the full rent due  hereunder,  shall not be deemed a waiver of such breach or of Landlord's  right to receive the full rents hereunder,  and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

      20.6  LANDLORD'S  DEFAULT.  In the event of a default by  Landlord  in the performance  of any  obligation  under this Lease,  Tenant  shall give a written notice of such default to Landlord,  and unless a different  period be specified herein,  Landlord  shall be entitled  to thirty (30) days after  receipt of such notice to cure such default  before being deemed in default  unless such default cannot be cured within such thirty (30) day period in which event Landlord shall be entitled to a reasonable time to cure such default;  provided,  however, that within such  thirty  (30) day  period,  Landlord  shall  promptly  commence  and thereafter, diligently prosecute to completion the curing of such default.

      21. Intentionally deleted.

      22. INDEMNITY.

      To the maximum  extent  permitted  by law,  Tenant shall  indemnify,  hold harmless and (at Landlord's  option) defend Landlord,  its agents,  servants and employees  from and against  all claims,  actions,  losses,  costs and  expenses
(including  attorneys'  and  other  professional  fees),  judgments,  settlement payments,  and,  whether or not  reduced  to final  judgment,  all  liabilities, damages, or fines paid,  incurred.or suffered by any third parties to the extent arising directly or indirectly from (a) any default by Tenant under the terms of this Lease,  (b) the use or  occupancy  of the  Property by Tenant or any person claiming through or under Tenant,  and/or (c) any acts or omissions of Tenant or any contractor,  agent, employee,  invitee or licensee of Tenant in or about the
Property.  The  foregoing  indemnity is in addition to, and not in  substitution for, any indemnity given by Tenant to Landlord under Section 8.3.

                                       28

      To the maximum extent  permitted by law,  Landlord shall  indemnify,  hold harmless and defend Tenant, its agents,  servants and employees from and against all claims, actions,  losses, costs and expenses (including attorneys' and other professional fees), judgments,  settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by said third parties to the extent arising  directly or indirectly from (a) any default by Landlord under the terms of this.  Lease, (b) the use or occupancy of the Common Area by Landlord or its contractors,  agents,  or employees,  (c) any acts or omissions of Landlord or any contractor,  agent, or employee of Landlord in or about the Common Area, and/or (d) any acts or omissions of Landlord or any contractor,. agent, or employee of Landlord while in the Premises.

      23. LIMITATION ON LANDLORD LIABILITY.

      The term "Landlord" as used in this Lease shall mean only the owner or the
Mortgagee  or its  trustees,  as the  case  may be,  then in  possession  of the
Property so that in the event of any transfer by Landlord of its interest in the
Property,  the Landlord in possession  immediately  prior to such transfer shall be,  and  hereby  is,  entirely  released  and  discharged  from all  covenants, obligations  and  liabilities  of Landlord  under this Lease accruing after such transfer.  In  consideration of the benefits  accruing  hereunder,  Tenant,  for itself,  its successors and assigns,  covenants and agrees that, in the event of any actual or alleged failure,  breach or default hereunder by the Landlord, and notwithstanding  anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and  exclusively  limited to
Landlord's interest in the Property.

      24. LANDLORD OBLIGATIONS.

      Landlord  agrees to perform all of its  obligations  under this Lease in a first class manner consistent with the standards applicable to similar buildings in the vicinity of the Building. Landlord shall be excused for the period of any delay in the performance of any of its obligations  when the delay is due to any cause or causes beyond  Landlord's  control which include,  without  limitation, acts of God, all labor  disputes,  governmental  regulations or controls,  civil unrest,  war, adverse weather  condition,  fire or other casualty,  inability to obtain any  material or services  unless  otherwise  provided for in this Lease.
Except where  specifically set forth in this Lease, there shall be no abatement, set-off or  deduction  of Annual  Basic Rent or  Additional  Rent due under this
Lease.

      25. ASSIGNMENT AND SUBLETTING.

      25.1 PROHIBITED WITHOUT LANDLORD'S  CONSENT.  Tenant agrees for itself and its permitted  successors and assigns in interest hereunder that it will not (a)
assign or otherwise  transfer,  mortgage or otherwise encumber this Lease or any of its rights  hereunder;  (b) sublet the Premises or any part thereof or permit the  occupancy  or use of the  Premises or any part  thereof by any person other than Tenant; and/or (c) permit the assignment or other transfer of this Lease or any of  Tenant's  rights  hereunder  by  operation  of law  (each of the  events referred to in the foregoing clauses (a), (b) and (c) being hereinafter referred to as a  "Transfer"),  without  the prior  written  consent of  Landlord in each instance  first  obtained,  which consent may be given or withheld in Landlord's sole and  absolute  subjective  discretion,  and any  consent  given  shall  not constitute a consent to any subsequent Transfer.  Any attempted Transfer without
Landlord's  consent  shall be null and void and shall not confer any rights upon any  purported  transferee,  assignee,  mortgagee,  sublessee,  or occupant.  No
Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release  Tenant from any of its  obligations  hereunder or to alter,  impair  or  release  the  obligations  of any  person  guaranteeing  the obligations of Tenant  hereunder.  Tenant hereby  indemnifies  Landlord  against liability  resulting  from any claim made  against  Landlord by any  assignee or subtenant or by any broker claiming a commission in connection with the proposed

                                       29

Transfer.  In the event Landlord shall consent to a Transfer of this Lease,  any option which Tenant may have to renew the Term shall be null and void.

      Notwithstanding  the foregoing,  Landlord shall not unreasonably  withhold its consent to a sublet or assignment of this Lease by Tenant provided that: (a)
the proposed  transferee  has a financial  capacity and net worth  sufficient to fulfill the terms of this Lease,  as determined  by Landlord  based on financial information about such transferee provided by Tenant or such transferee; (b) the proposed  use of the Premises by the  proposed  transferee  is permitted by this
Lease and is compatible  with the  operation of the  Building;  (c) the proposed transferee is not an existing tenant in the Building within six (6) months prior to the proposed Transfer,  and (d) an Event of Default does not exist under this
Lease.

      Provided  Tenant is not in default of any term,  covenant or  condition of this  Lease,  Tenant  shall  have the right to assign  this  Lease or sublet the
Premises to a parent,  subsidiary or affiliate corporation of Tenant without the consent of Landlord. Tenant shall deliver written notice to Landlord of any such
Transfer.  The foregoing waiver of right to consent does not constitute a waiver of the right of Landlord to consent to any Transfer not  specifically  permitted hereby.

      25.2 STOCK TRANSFER. If Tenant is a privately-held corporation,  then each of the following events shall be deemed a prohibited Transfer under this Section
25 if such event  results in a change in control  of  Tenant:  any  transfer  of
Tenant's  issued and  outstanding  capital  stock;  any  issuance of  additional capital stock; or the redemption of any issued and outstanding stock.

      Landlord  acknowledges that Tenant is a wholly-owned  subsidiary of Hanson
PLC, which is a publicly-held corporation ("Tenant's Parent Company").  Landlord further  acknowledges  that  Tenant's  Parent  Company  proposes to effect three demergers  to create four (4) quoted  companies by way of  dividends-in-kind  to existing shareholders of Tenant's Parent Company; Tenant warrants and represents to Landlord that one of the newly created quoted  companies will become Tenant's parent  company,  however,  SCM  Chemicals,  Inc. will continue to be the Tenant after  such  demergers.  Landlord  agrees  that so long as  Tenant's  new parent company remains a publicly  held-corporation,  Tenant shall not be in default of this subsection 25.2.

      Notwithstanding  the foregoing,  Landlord shall not unreasonably  withhold its consent to a transfer or change of ownership of the voting  corporate  stock of Tenant which results in a change in control of Tenant,  provided that (a) the net assets of the Tenant are not  substantially  decreased  by the change in the corporate  stock  ownership;  (b)  Tenant,  on demand  from  Landlord,  properly documents  any  changes  in the net  assets  of Tenant  caused by the  change in control of Tenant,  so that  Landlord  can make an  accurate  judgment as to (a)
hereof;  and (c)  Tenant,  after the  change in  control,  continues  to use the
Premises  for uses  permitted  under this Lease and  operates  its business in a manner which is consistent  with the  standards of operation for this  Building.
The foregoing  does not  constitute a waiver of the right of Landlord to consent to any subletting or any assignment.

      25.3  RENTS  FROM  TRANSFER.  In the event  Landlord  shall  consent  to a
Transfer of this Lease and the amount of the rents (or other compensation) to be paid to Tenant by any such  transferee is greater than the rents  required to be paid by Tenant to Landlord  pursuant to this Lease or a premium is to be paid to
Tenant for an  assignment  of this Lease,  Tenant  shall pay to  Landlord  fifty percent (50%) of any such. excess or any such premium,  as the case may be, less
(a) any improvement  allowance or other economic concession (planning allowance, moving expense,  etc.), paid by Tenant to sublessee;  (b) broker's  commissions;
(c) reasonable  attorneys'  fees; and (d) costs of advertising  and/or promoting the space for sublease, upon receipt thereof by Tenant from such transferee.

                                       30

      25.4 PROCEDURE FOR OBTAINING LANDLORD'S CONSENT.

      A. In the event that,  at any time or from time to time prior to or during the Term, Tenant desires to Transfer this Lease in whole or in part,  whether by operation  of  law or  otherwise,  Tenant  shall  submit  to  Landlord  for  its consideration (a) in writing,  the name and address of the proposed subtenant or assignee,  a  reasonably  detailed  statement  of the  proposed  subtenant's  or assignee's business and reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee,  (b) a disclosure  of the  rents to be paid by any  subtenant  in  excess  of the rents reserved  hereunder or the premium to be paid for the  assignment,  and (c) if a subletting,  a  description  of the area of the  Premises  to be sublet.  Tenant agrees to pay  Landlord an amount not to exceed Five Hundred  Dollars  ($500.00)
for all costs  incurred by Landlord  in  connection  with any actual or proposed
Transfer,  including,  without limitation, the costs of making investigations as to the  acceptability  of a  proposed  subtenant  or  assignee  and legal  costs incurred in connection with any requested consent.

      B.  Landlord's  consent to an  assignment of this Lease shall be effective upon the  execution  by Tenant,  the  assignee,  and  Landlord of an  assignment document  prepared  by  Landlord  in which the  assignee  shall agree to assume, observe,  perform, and be bound by, all of Tenant's obligations under this Lease and Tenant shall agree to remain primarily liable for such obligations.

      Any  consent  by  Landlord  to a  subletting  of all or a  portion  of the
Premises  shall be deemed to have been given only upon the  delivery by Landlord to Tenant of a consent  document  prepared  and  executed by Landlord  expressly consenting to such subletting.

      26. FOLDING OVER.

      Tenant agrees to vacate the Premises at the end of the Term,  and Landlord shall  be  entitled  to  the  benefit  of all  summary  proceedings  to  recover possession  of the  Premises  at the  end of the  Term.  If  Tenant  remains  in possession of the Premises after the  expiration of the Term,  such action shall not renew this Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's  remaining in the  Premises.  If Tenant fails to vacate the  Premises as required,  Landlord may consider  Tenant as either (a) a
"Tenant-at-Will" (i.e.  month-to-month tenant) liable for the payment of rent at the then market rate as determined by Landlord or (b) as a "Tenant-Holding Over"
liable for an amount  equal to the actual  damages  incurred  by  Landlord  as a result of Tenant's holding over, including,  without limitation, all incidental, prospective and consequential damages and attorney's fees, but in no event shall such amount be less than an amount equal to twice the.  Annual  Basic Rent,  and
Additional Rent, reserved hereunder applicable to the period of the holdover. In either event,  all other  covenants of this Lease shall remain in full force and effect.

      Notwithstanding the foregoing paragraph,  for a period not to exceed sixty
(60) days  following  the  Termination  Date,  provided  Landlord and Tenant are engaged in  good-faith  negotiations  for a renewal or  extension of this Lease,
Tenant will be considered a Tenant "Tenant-at Will",  liable for the same Annual
Basic Rent which was due and payable under the Lease at the end of the Term.

      If such  negotiations  terminate  before  the  expiration  of said  60-day period,  or if  Landlord  and.  Tenant have not  executed a renewal  lease or an extension of this Lease within the aforesaid  60-day  period,  the provisions of this  Section 26 shall  apply.  Nothing  herein  shall be  construed to obligate
Landlord to negotiate with Tenant for a renewal or extension of this Lease.

                                       31

      27. SUBORDINATION AND ATTORNMENT.

      This Lease is subject and subordinate to the liens of all mortgages, deeds of trust  and  other  security  instruments  now or  hereafter  placed  upon the
Building  or the  Property  or any  portion  thereof  and all  ground  and other underlying  leases from which  Landlord's  interest is derived (said  mortgages, deeds of trust, other security instruments,  and ground leases being hereinafter referred to as "Mortgages" and the mortgagees,  beneficiaries,  secured parties, and  ground  lessors  thereunder  from  time to time  being  hereinafter  called
"Mortgagees"),  and to any and all renewals, extensions,  modifications,  or ref nancings  thereof,  without  any  further act of the  Tenant.  If  requested  by
Landlord,  however,  Tenant  shall  promptly  execute any  certificate  or other document confirming such  subordination.  Tenant agrees that, if any proceedings are brought for the foreclosure of any of the Mortgages, Tenant, if requested to do so by the purchaser at the foreclosure  sale,  shall attorn to the purchaser, recognize the purchaser as the landlord under this Lease,  and make all payments required  hereunder to such new landlord without any deduction or set-off of any kind whatsoever.  Tenant waives the provisions of any law or regulation,  now or hereafter  in effect,  which may give,  or purport to give,  Tenant any right to terminate  this Lease or to alter the  obligations  of Tenant  hereunder  in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

      Notwithstanding  anything contained herein to the contrary,  any Mortgagee may at any time  subordinate  the lien of its  Mortgages  to the  operation  and effect of this Lease without  obtaining the Tenant's consent thereto,  by giving the Tenant written notice thereof,  in which event this Lease shall be deemed to be senior to such Mortgages without regard to the-respective  dates of execution and/or  recordation  of such  Mortgages  and  this  Lease  and  thereafter  such
Mortgagee shall have the same rights as to this Lease as it would_ have had were this Lease executed and delivered  before the execution of such Mortgages.  Upon
Tenant's written request,  Landlord shall use reasonable efforts,  excluding the payment  of  money,  to  obtain  a  non-disturbance  agreement  from  Landlord's
Mortgagee  with  respect  to this  Lease.  Landlord  agrees  to  submit  to such
Mortgagee on Tenant's  behalf a  non-disturbance  agreement  prepared by Tenant, however,  Landlord makes no  representation  that its Mortgagee will execute any such agreement.

      If, in connection with obtaining  financing for the Building,  a Mortgagee shall  request  reasonable  modifications  in this Lease as a condition  to such financing,  Tenant will not  unreasonably  withhold,  delay or defer its consent thereto,  provided that such modifications do not materially  adversely increase the  obligations  of  Tenant  hereunder,  or  materially  adversely  affect  the leasehold interest hereby created or Tenant's use and enjoyment of the Premises, or  increase  the  amount of  Annual  Basic  Rent and  Additional  Rent  payable hereunder.

      28. ESTOPPEL CERTIFICATES.

      Tenant shall,  without charge, at any time and from  time-to-time,  within fifteen  (15) days after  receipt  of request  therefor  by  Landlord,  execute, acknowledge and deliver to Landlord a written estoppel certificate, in such form as may be determined by Landlord,  certifying to Landlord, Landlord's Mortgagee, any  purchaser  of  Landlord's  interest in the  Building,  or any other  person designated  by  Landlord,  as of the  date of  such  estoppel  certificate,  the following,  without  limitation:  (a)  whether  Tenant is in  possession  of the
Premises;  (b) whether this Lease is in full force and effect; (c) whether there have been any amendments to this Lease,  and if so,  specifying such amendments;
(d)  whether  there are then  existing  any  set-offs  or  defenses  against the enforcement  of any rights  hereunder,  and if so,  specifying  such  matters in detail; (e) the dates, if any, to which any rent or other charges have been paid in advance and the amount of any Security  Deposit  held by  Landlord;  (f) that
Tenant has no knowledge  of any then  existing  defaults of Landlord  under this
Lease, or if there are such defaults, specifying them in detail; (g) that Tenant

                                       32

has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant,  or if such event has  occurred,  specifying it in detail;
and. (h) the address to which notices to Tenant under this Lease should be sent.
Any such  certificate  may be relied  upon by the person or entity to whom it is directed or by any other  person or entity who could  reasonably  be expected to rely on it in the normal  course of business.  The failure of Tenant to execute, acknowledge  and deliver such a certificate  in accordance  with this Section 28 within fifteen (15) days after a request  therefor by Landlord shall  constitute an acknowledgment  by Tenant,  which may be relied on by any person who would be entitled to rely upon any such  certificate,  that such certificate as submitted by Landlord to Tenant is true and correct.

      29. PEACEFUL AND QUIET POSSESSION.

      Tenant, if and so long as it pays all rents due hereunder and performs and observes  the  other  terms  and  covenants  to be  performed  and kept by it as provided in this Lease,  shall have the  peaceable  and quiet  possession of the
Premises  during  the Term free of any  claims of  Landlord  or anyone  lawfully claiming by, through or under Landlord,  subject,  however, to the terms of this
Lease and to matters of public record existing as of the date of this Lease.

      30. LANDLORD'S ACCESS TO PREMISES.

      Landlord and its agents may at any reasonable  time and without  incurring any liability to Tenant,  other than liability for personal injuries and damages resulting  solely from the negligence and willful  misconduct of Landlord or its agents,  enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance  of  the  Building;  provided,  however,  that  in  the  case  of an emergency,  Landlord. may enter the Premises at any time. Tenant shall allow the
Premises to be exhibited by Landlord (a) at any time to any  representative of a lender or to any  prospective  purchaser of the Building or Landlord's  interest therein or (b) within six (6) months of the end of the Term to any  persons  who may be interested in leasing the Premises.

      Notwithstanding  the foregoing,  Landlord shall use reasonable  efforts to telephone Tenant  twenty-four (24) hours prior to any inspection except in cases of  emergencies.  Emergencies for the purpose of this Section shall be deemed to mean anyone or anything in the Premises,  Building  and/or Common Area requiring immediate response.  In any event, Tenant agrees to cooperate when access to the
Premises is requested by Landlord.

      31. Intentionally deleted.

      32. BROKERS, COMMISSIONS, ETC.

      Landlord and Tenant  acknowledge,  represent and warrant each to the other that, except as listed. in Section 1. F., no broker or real estate agent brought about or was involved in the making of this Lease and that no  brokerage  fee or commission is due to any other party as a result of the execution of this Lease.
Each of the parties  hereto  agrees to  indemnify  and hold  harmless  the other against any claim by any broker,  agent or finder  based upon the  execution  of this  Lease  and  predicated  upon a  breach  of the  above  representation  and warranty.  Landlord shall be  responsible  for the payment of the commission due
CRA Group for brokerage services provided in connection with this Lease.

                                       33

      33. RECORDATION.

      Neither Landlord nor Tenant shall record this Lease, any amendment to this
Lease or any other memorandum of this Lease without the prior written consent of the other party,  which consent may be withheld in the sole discretion of either party and, in the event such consent is given, the party requesting such consent and recording shall pay all transfer taxes,  recording fees and other charges in connection with such recording. Notwithstanding the above, Tenant covenants that if at any time any mortgagee or ground  lessor  relating to the financing of the
Property shall require the  recordation of this Lease,  or if the recordation of this  Lease  shall  be  required  by any  valid  governmental  order,  or if any governmental  authority  having  jurisdiction  in the matter shall assess and be entitled to collect  transfer taxes,  documentary  stamp taxes, or both, on this
Lease,  Tenant,  upon the request of Landlord,  shall execute such  instruments, including a Memorandum of this Lease,  as may be necessary to record this Lease, and Landlord shall pay all recording fees,  transfer taxes and documentary stamp taxes, payable on,. or in connection with, this Lease or such recordation.

      34. MISCELLANEOUS.

      34.1  SEPARABILITY.  If  any  term  or  provision  of  this  Lease  or the application  thereof to any person or  circumstance  shall,  to any extent,  be, invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable,  shall not be affected thereby, and each term and provision  of this Lease shall be valid and  enforceable  to the fullest  extent permitted by law.

      34.2  APPLICABLE  LAW.  This Lease shall be given effect and  construed by application  of the laws of the state where the  Property  is  located,  and any action or  proceeding  arising  hereunder  shall be brought in the courts of the
State where the Premises are located.

      34.3  AUTHORITY.  If Tenant is a corporation  or  partnership,  the person executing this Lease on behalf of Tenant  represents and warrants that Tenant is duly organized and validly existing;  that this Lease has been authorized by all necessary  parties,  is validly  executed by an  authorized  officer or agent of
Tenant and is binding upon and enforceable against Tenant in accordance with its terms.

      The  undersigned  agent of Landlord  represents  and  warrants  that it is authorized  and  empowered  to enter into this Lease  Agreement on behalf of the
Landlord.

      34.4 NO DISCRIMINATION. [Intentionally Deleted at the request of Tenant.]

      34.5 INTEGRATION OF AGREEMENTS. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive  statement of its terms, and all negotiations,  considerations and representations  between the parties hereto are incorporated  herein. No course of prior dealings between the  parties or their  agents  shall be relevant or  admissible  to  supplement, explain, or vary any of the terms of this Lease.  Acceptance of, or acquiescence to, a course of  performance  rendered  under this Lease or any prior  agreement between the parties or their  agents  shall not be  relevant  or  admissible  to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no  representations,  understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

                                       34

      34.6 THIRD PARTY  BENEFICIARY.  Except as expressly  provided elsewhere in this Lease,  nothing  contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

      34.7 CAPTIONS; GENDER. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions  hereof. As used in this Lease and where the  context so  requires,  the  singular  shall be deemed to include  the plural and the  masculine  shall be deemed to include the feminine and neuter, and vice versa.

      34.8  SUCCESSORS  AND ASSIGNS.  Subject to the express  provisions of this
Lease to the contrary  (e.g.,  Section 25), the terms,  provisions and covenants contained  in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective  heirs,  personal  representatives, successors and assigns.

      34.9 WAIVER OF JURY TRIAL.  Landlord  and Tenant  hereby  expressly  waive trial by jury in any  action or  proceeding  or  counterclaim  brought by either party  hereto  against  the other  party on any and every  matter,  directly  or indirectly  arising  out of or with  respect to this Lease,  including,  without limitation,  the  relationship of Landlord and Tenant,  the use and occupancy by
Tenant of the Premises,  any  statutory  remedy and/or claim of injury or damage regarding this Lease.

      34.10 Intentionally deleted.

      34.11 NOTICES. All notices, demands and requests required under this Lease shall be in writing.  All such notices,  demands and requests shall be deemed to have been properly given if sent by United States certified mail, return receipt requested,  postage prepaid, or hand delivered, or overnight delivery, addressed to Landlord or Tenant, at the Landlord Notice Address and Tenant Notice Address,
respectively.  Either party may designate a change of address by written  notice to the other party, in the manner set forth above.  Notice,  demand and requests which shall be served by certified mail in the manner aforesaid, shall be deemed to have been  given  three (3) days after  mailing.  Notices  sent by  overnight delivery  shall be  deemed to have been  given  the day after  sending.  Without intending to limit the generality of the foregoing requirement that all notices, demands and requests be in writing,  there are certain  provisions in this Lease where, for emphasis alone, such requirement is reiterated.

      34.12 EFFECTIVE DATE OF THIS LEASE.  Unless otherwise  expressly provided, all terms,  conditions and covenants by Tenant  contained in this Lease shall be effective as-of the date first above written.

      34.13 MECHANICS'  LIENS. In the event that any mechanics' or materialmen's liens shall at any time be filed against the Premises purporting to be for work, labor,  services or materials performed or furnished to Tenant or anyone holding the  Premises  through  or  under  Tenant,  Tenant  shall  cause  the same to be discharged of record or bonded within thirty (30) days after the filing thereof.
If Tenant shall fail to cause such lien to be discharged within thirty (30) days after the filing  thereof,  then,  in  addition  to any other right or remedy of
Landlord,  Landlord  may, but shall not be obligated  to,  discharge the same by paying the amount claimed to be due; and the amount so paid by Landlord, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring  the  discharge  of such lien,  shall be due and  payable by Tenant to
Landlord,  as Additional  Rent, on the first day of the next  succeeding  month.
Notice is  hereby  given  that  Landlord  shall  not be liable  for any labor or materials furnished to Tenant upon credit and that no mechanics',  materialmen's or other  liens for any such labor or  materials  shall  attach to or affect the estate or interest of Landlord in and to the land and  improvements of which the
Premises are a part.

                                       35

      34.14 WAIVER OF RIGHT OF REDEMPTION.  Tenant hereby  expressly  waives (to the extent legally  permissible) for itself and all persons claiming by, through or under it, any right of  redemption  or right to restore the operation of this
Lease under any present or future law in the event  Tenant is  dispossessed  for any proper  cause,  or in the event  Landlord  shall  obtain  possession  of the
Premises  pursuant  to the  terms of this  Lease.  Tenant  understands  that the
Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

      34.15 MORTGAGEE'S PERFORMANCE. If requested by any Mortgagee, Tenant shall give such  Mortgagee  written notice of any default by Landlord under this Lease and  a  reasonable  opportunity  to  cure  such  default.  Tenant  shall  accept performance of any of Landlord's  obligations  hereunder by any ground lessor or mortgagee relating to the financing of the Property.

      34.16 MORTGAGEE'S LIABILITY. No mortgagee or ground lessor relating to the financing of the  Property,  not in  possession of the Premises or the Building, shall have any liability whatsoever hereunder.

      34.17 SCHEDULES. Each writing or plat referred to herein as being attached hereto as a schedule or exhibit is hereby made a part hereof, with the same full force and  effect as if such  writing or plat were set forth in the body of this
Lease.

      34.18 TIME OF  ESSENCE.  Time  shall be of the  essence of this Lease with respect  to  the  performance  by  Tenant  and  Landlord  of  their  obligations hereunder.

      34.19  AMENDMENT.  This Lease may be amended by and only by an  instrument executed and delivered by each party hereto. No amendments of this Lease entered into by Landlord and Tenant, as aforesaid,  shall impair or otherwise affect the obligations  of any guarantor of Tenant's  obligations  hereunder,  all of which obligations  shall  remain in full force and effect and  pertain  equally to any such amendments, with the same full force and effect as if the substance of such amendments was set forth in the body of this Lease.

      34.20 PARKING.  During the Term,  Tenant shall have the exclusive right to use eighteen (18) reserved  covered-parking  spaces on the  building's  parking.
deck,  free of charge.  Such parking  spaces shall be assigned and identified by
Landlord in its sole discretion.  Landlord agrees to use all reasonable  efforts to locate  two (2) of the  eighteen  parking  spaces  close to the  lower  level elevator lobby.

                                       36

      IN WITNESS  WHEREOF,  the parties  hereto have  executed  this Lease under their respective seals as of the day and year first above written.

ATTEST:                                  LANDLORD:
                                         CENTERPOINTE LIMITED PARTNERSHIP

                                          By:        ROUSE OFFICE MANAGEMENT,
                                                     INC., Managing Agent

____________________________________      By:____________________________(SEAL)
Assistant Secretary                                        Vice President

ATTEST:                                  TENANT:
                                         SCM CHEMICALS, INC.

____________________________________      By:____________________________(SEAL)
Secretary of Corporation                                   Vice President

                                       37

                                  Schedule A-1

                          [FLOOR PLAN GRAPHIC OMITTED]

                                       38

                                   SCHEDULE C

                              RULES AND REGULATIONS

      1.  Tenant  shall not  obstruct  or  encumber  the  Common  Area,  and the sidewalks,  driveways, and other public portions of the Property (herein "Public
Areas")  and such  Public  Areas  shall not be used for any  purpose  other than ingress and egress to and from its Premises.  Tenant shall not permit any of its employees,  agents,  licensees or invitees to congregate or loiter in any of the
Public  Areas.  Tenant  shall not  invite to, or permit to visit,  its  Premises persons in such numbers or under such  conditions as may interfere  with the use and  enjoyment by others of the Public  Areas.  Fire exits and stairways are for emergency use only, and they shall not be used for any other  purpose.  Landlord reserves  the right to control,  operate,  restrict  and regulate the use of the
Common Areas, public facilities, and any facilities furnished for the common use of the tenants in such  manner as it deems best for the benefit of the  tenants, including but not limited to the  allocation of elevators for delivery  service, and  the  right  to  designate  which  Building  entrances  shall  be  used  for deliveries.  No  doormat of any kind  whatsoever  shall be placed or left in any public hall or outside any entry door of the Premises.

      2. No awnings or other  projections shall be attached to the outside walls of the Building.  No curtains,  blinds,  shades or screens shall be attached to, hung in, or used in connection with any window or door of its Premises,  without the consent of  Landlord.  Such window or door  coverings  must be of a quality, type,  design and color  approved by Landlord and further they must be installed
in. a manner  approved  by  Landlord.  In order that the  Building  can and will maintain a uniform  appearance  to those persons  outside of the Building,  each tenant  occupying  the  perimeter  areas  of the  Building  shall  (a) use  only building-standard  lighting in areas where  lighting is visible from the outside of the  Building,  and (b) ,use only  building-standard  blinds in window  areas which are visible from the outside of the Building.. Notwithstanding anything to the  contrary  contained  in this  paragraph 2, Tenant shall be permitted to use desk lamps in the Premises.

      3.  Except  as  otherwise  provided  in  the  Lease,  no  sign,  insignia, advertisement,  lettering, notice or other object shall be exhibited, inscribed, painted or  affixed by Tenant on any part of the  exterior  or  interior  of the
Premises or the Building or on doors,  corridor walls, the Building directory or in the elevator  cabs without the prior  approval of  Landlord.  Landlord  shall review the size,  color,  style,  content and location of any proposed  signage.
Landlord shall have the right to prohibit any advertising or identifying sign by
Tenant  which,  in the  sole  judgment  of  Landlord,  impairs  the  appearance, reputation,  or  the  desirability  of  the  Building  as a  first-class  office building. Upon Landlord's approval,  Tenant shall obtain all necessary approvals and permits from  governmental or  quasi-governmental  authorities in connection with such signs. Further, approved signs shall be inscribed,  painted or affixed by  signmakers  approved by Landlord  at Tenant's  sole cost.  in the event of a violation of the foregoing by Tenant, upon written notice from Landlord,  Tenant shall refrain from and discontinue such advertising or identifying  sign. In the event that Tenant does not promptly correct said violation,  Landlord may remove such signs without any  liability,  and may charge the expense  incurred in such removal  to the  Tenant  violating  this Rule and  Tenant  hereby  agrees to pay
Landlord, as Additional Rent, any such expense promptly upon demand.

      4. No bicycles,  vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the Premises.

      5.  Nothing  shall be done or  permitted  by Tenant  which would impair or interfere  with the use or  enjoyment  by any other  occupant  of the  Building, including the playing of music.

      6. Nothing shall be done or permitted in the Premises and nothing shall be brought into, installed or kept in or about the Premises,  which would impair or interfere with any of the HVAC, plumbing, electrical,  structural. components of the Building or the services of the Building or the proper and economic heating, cleaning or other  services  of the  Building  or the  Premises.  Tenant nor its
employees,  agents,  licensees or invitees  shall at any time bring or keep upon the  Premises  any  flammable,  combustible  or  explosive  fluid,  chemical  or substance.

      7. No  additional  locks or, bolts of any kind shall be placed upon any of the doors or windows by  Tenant,  nor shall any  changes be made in locks or the mechanism  thereof.  Duplicate  keys for the  Premises  and  restrooms  shall be procured only from Landlord and Landlord may make a reasonable  charge therefor.
Tenant shall,  upon the termination of the Lease, turn over to Landlord all keys to stores, offices and restrooms. In the event of the loss of any keys furnished by  Landlord,  Tenant shall pay to Landlord  the cost of  replacement  locks and
Tenant hereby agrees to pay said cost to Landlord,  as Additional Rent, promptly upon demand.

      8. Any  delivery  or moving of any safes,  freight,  furniture,  packages, boxes, crates or any other such object shall take place at such time and in such manner so as not.to  interfere  with other  occupants  of the  Building.  Tenant
hereby   acknowledges  that  this  may  involve  overtime  work  for  Landlord's employees. Landlord reserves the right to inspect all objects to be brought into the  Building  and to  exclude  from  the  Building  any  objects  which  may in
Landlord's  sole  discretion  violate  the Lease  and/or any of these  Rules and
Regulations.  Tenant  hereby  agrees  to pay any  such  costs  to  Landlord,  as
Additional Rent, promptly upon demand.

      No hand trucks shall be used for such moving  activities  except for those equipped  with rubber tires,  side guards and such other  safeguards as Landlord shall require.

      Landlord may require any person  leaving the Building  with any package or other object to submit a statement indicating the tenant from whose premises the package  or  object  is being  removed,  however,  Landlord  and  Tenant  hereby acknowledge that the  establishment and enforcement of such requirement does not impose any  responsibility  on Landlord for the protection of Tenant against the removal of property  from the  Premises of Tenant.  Landlord  shall in no way be liable to Tenant for damages or loss  arising from the  admission,  exclusion or ejection  of any  person  to or from the  Premises  or the  Building  under  the provisions of this Rule.

      9.  Tenant  shall not use or occupy its  Premises,  or permit any  portion thereof to be used or occupied for telephone or secretarial  service,  messenger service,  wholesale or discount  shop for sale of  merchandise,  retail  service shop,  labor union,  company  engaged in the business of renting  office or desk space,  a hiring  or  employment  agency,  or for any use  which  constitutes  a nuisance,  or is  hazardous,  or, in  Landlord's  opinion,  likely to injure the reputation of a first-class office building. o No tenant shall engage or pay any employee on its Premises,  except those  actually  employed by such tenant,  nor advertise for laborers giving an address at the Building. Except as specifically approved by Landlord  in writing,  no tenant  shall use or permit the use of its
Premises or any part thereof as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation  which  predominantly  involves direct patronage  of the  general  public,  manufacturing,  or the sale at  auction  of merchandise,  goods or property of any kind.  This  paragraph is not intended to prohibit  Tenant from hiring or engaging the  services of  temporary  employees, consultants or  contractors in the Premises in connection  with the operation of its business therein (i.e. Tenant's full-time travel agent).

      10. All entrance doors in Tenant's  Premises shall be kept locked when not in use. Entrance doors shall not be left open at any time.

                                       2

      11. If Tenant shall  request  Landlord to perform any work on the Premises or Property,  Tenant shall make such  request at the  management  office for the
Building.  Tenant shall not request employees of Landlord to perform any work or do anything outside of 'their regular duties,  unless under special instructions from Landlord.

      12. Canvassing, soliciting and peddling in the Building are prohibited and
Tenant shall cooperate to prevent the same.

      13.  Tenant  shall  not  cause or permit  any  odors of  cooking  or other processes,  or any unusual or objectionable  odors, to emanate from its Premises which  would  annoy  other  tenants or create a public or private  nuisance.  No cooking  shall be done in Tenant's  Premises,  except for a household  microwave oven or as is  expressly  permitted in the Lease,  or otherwise  consented to in writing by the Landlord..

      14. All  paneling,  doors,  trim or other  wood  products  not  considered furniture shall be treated with fire-retardant materials. Before installation of
any   such   materials,   certification   of   the   materials'   fire-retardant
characteristics  shall be submitted  to and  approved by Landlord,  and all such materials shall be installed in a manner approved by Landlord.

      15. Whenever Tenant submits any plan,  agreement or other document for the consent or approval of Landlord,  Landlord may charge,  on demand,  a reasonable processing  fee for the review  thereof,  which  shall  include  the cost of any services of an  architect,  engineer or attorney  employed by Landlord to review such  plan,  agreement  or  document.  Tenant  hereby  agrees  to pay  any  such processing fee to Landlord, as Additional Rent, promptly upon demand.

      16. No  contract  of any kind with any  supplier  of towels,  water,  ice, toilet  articles,  waxing,  rug :shampooing,  venetian blind washing,  furniture polishing,  lamp servicing,  cleaning of electrical fixtures,  .removal of waste papers,  rubbish or garbage,  or any other cleaning,  janitorial or like service shall be entered into by Tenant  without the prior written  consent of Landlord.
Further, no vending machine of any kind shall be installed in the Building or on or about the Property without the prior written consent of Landlord.

      Landlord  shall not be responsible to Tenant for any loss of property from its  Premises  however  occurring,  or for any darn age done to the  effects  of
Tenant by Landlord's janitors or any of its employees, or by any other person or any other cause.  The janitor's  service  furnished by Landlord does not include the beating or cleaning of area rugs.

      17. When electric  wiring of any kind is introduced,  it must be connected as directed by  Landlord,  and no stringing or cutting of wires will be allowed, except with the prior  written  consent of  Landlord,  and shall be done only by contractors  approved  by  Landlord.  The number and  locations  of  telephones, telegraph instruments,  electric appliances,  call boxes, etc., shall be subject to  Landlord's  approval.  Tenant shall not lay linoleum or other  similar floor covering  so that the same  shall be in  direct  contact  with the  floor of the
Premises; and if linoleum or other similar floor covering is desired to be used, an interlining  of builder's  deadening felt shall be first affixed to the floor by a paste or other  material,  the use of  cement  or  other  similar  adhesive material being expressly prohibited..

      18. Landlord hereby  reserves* to itself any and all rights not granted to
Tenant hereunder,  including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

                                       3

      (a)   the  exclusive  right  to use of the  name of the  Building  for all purposes,  except  that  Tenant  may  use the  name as ifs  business address and for no other purpose;

      (b)   the right to change  the name or address  of the  Building,  without incurring any liability to Tenant for so doing;

      (c)   the right to install and maintain a sign or signs on the exterior of the Building;

      (d)   the exclusive  right to use or dispose of the use of the roof of the
            Building;

      (e)   the right to limit the space on the  directory of the Building to be allotted to Tenant; and

      (f)   the  right to grant  anyone  the  right to  conduct  any  particular business or undertaking in the Building.

      19. Tenant and its employees  shall park their cars only in those portions of the parking area designated by Landlord. .

      20. Tenant shall not permit undue accumulations of garbage, trash, rubbish or any other  refuse,  and will keep such  refuse in proper  containers  in, the
'interior of the Tenant's Premises or other places designated by the Landlord.

      21.  Tenant  shall not  conduct or permit  any  bankruptcy  sales,  unless directed by order of a court of competent  jurisdiction,  or any fictitious fire or going out of business sale.

      22. Landlord shall have the right to close and securely. lock the Building during generally  accepted holidays and during such other times as Landlord may, in its sole discretion,  deem advisable for the security of the Building and its tenants.  Landlord  shall give Tenant  twenty-four  (24) hours notice  before so closing and securely locking the Building except in an emergency.

      23. Landlord reserves the right to rescind,  alter,  waive or add any rule or regulation  at any time  prescribed  for the Building when Landlord  deems it necessary or desirable for the reputation,  safety,  character,  security, care, appearance or interests of the Building, the preservation of good order therein, the operation or  maintenance of the Building or the equipment  thereof,  or the comfort of tenants or others in the Building. No rescission,  alteration, waiver or addition of any rule or regulation  with respect to .one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

                                       4

                                   SCHEDULE D

                            JANITORIAL SPECIFICATIONS
                             ROUSE OFFICE MANAGEMENT
                                   HUNT VALLEY

1.   TENANT AREA

     A.   NIGHTLY

          1.   Empty and clean all waste  receptacles,  wash when  necessary and change liners as needed.

          2.   Empty and damp wipe all ash trays.

          3.   Hand dust  with  treated  cloths  and wipe  clean all  furniture, fixtures and exposed desk and file cabinet areas.

          4.   Vacuum all rugs and carpeted  areas,  moving light  furniture and spot cleaning when necessary.

          5.   Sweep and damp mop all vinyl tile floors.

          6.   Remove all gum and foreign matter from all floor areas.

          7.   Remove  all   fingerprints,   smudges   and  other.   marks  from
               partitions, glass, doors and other surfaces.

          8.   Thoroughly wash, clean and sanitize all water coolers, coffee and food areas and vending  machines.  Exterior surfaces of microwave and refrigerators should be wiped clean.

          9.   Clean glass entrance doors and windows to tenant spaces.

     B.   WEEKLY

          1.   Detail dust and damp wipe all shelving, window sills, telephones, moldings, chair rails,. baseboards, picture frames and trim.

          2.   Detail vacuum all corners and edges.

     C.   MONTHLY

          1.   Vacuum all upholstered furniture.

          2.   Spray buff and wax all tile areas.

          3.   Dust and wipe clean all lighting fixtures.

          4.   Hand vacuum all corners of ceilings and walls.

          5.   Shampoo carpet in elevator lobbies, if applicable.

                                     Page 1

     D.   QUARTERLY

          1.   Strip and refinish all vinyl tile areas.

          2.   Dust and wipe clean all HVAC vents and light lenses.

          3.   Dust and wipe clean all window blinds.

2.        COMMON AREAS

     A.   Nightly

          1.   Empty and wipe clean all ash and trash receptacles.  Replace sand in ash receptacles as needed.

          2.   Clean, sanitize and polish all water fountains.

          3.   Vacuum all carpeted  corridors,  elevator cabs and entrance mats.
               Spot clean when necessary.

          4.   Sweep,  damp  mop  and  buff  granite  floor  in main  lobby,  if applicable.

          5.   Dust and wipe clean all tenant directories and tenant door signs.

          6.   Dust  and wipe  clean  all  window  sills,  heaters,  baseboards, telephones, fire extinguishers and chrome work.

          7.   Wipe clean and polish elevator tracks,  doors,  panels, signs and buttons, if applicable.

          8.   Sweep down stairwells and spot clean where necessary.

          9.   Spot clean walls and doors throughout corridors and stairwells.

          10.  Wash clean all glass entrance doors and windows.

          11.  Clean and polish stone marble where necessary, if applicable.

     B.   WEEKLY

          1.   Wet mop stairwells.

          2.   Detail vacuum all corners and edges.

          3.   Detail clean all  fingerprints,  smudges,  etc. on doors,  walls, light covers and other surface areas.

          4.   Clean and polish all decorative wood panels, if applicable.

          5.   Wipe clean stairwell handrailings, if applicable.

          6.   Shampoo carpet in elevator cabs, if applicable..

                                     page 2

     C.   MONTHLY

          1.   Hand vacuum all corners of ceilings and walls.

          2.   Wash clean all glass in Lobby area.

     D.   QUARTERLY

          1.   Dust and wipe clean all.  HVAC vents,  light  lenses and plumbing pipes.

3.   LAVATORIES

     A.   NIGHTLY

          1.   Sweep and wash  floors  with  disinfectant.  Wash and  polish all mirrors, powder shelves, bright work and enamel surfaces.

          2.   Wash and disinfect basins,  urinals and bowls using a solution to remove stains, making certain to clean under sides of rim.

          3.   Wash and disinfect both sides of toilet seats.

          4.   Dust and wipe clean,  washing where  necessary,  all  partitions, tile walls, dispensers and receptacles.

          5.   Empty trash receptacles and replace liners.

          6.   Fill toilet tissue, soap and towel dispensers.

          7.   Plunge stopped-up toilets when necessary.

          8.   Sanitary  napkin  receptacles  shall  be  emptied,   cleaned  and
               disinfected,  properly  dried and provided a new liner (wax paper bag type) nightly.

     B.   MONTHLY

          1.   Wipe down all tile walls with disinfectant.

          2.   Dust and wipe clean all light lenses.

          3.   Machine scrub  (rotowash)  floors,  with particular  attention to corners and edges.

          4.   Hand-vacuum all corners of ceilings and walls.

Janitorial service will not be provided on the following holidays:

                      New Year's Day             Labor Day

                      Memorial Day               Thanksgiving

                      Independence Day           Christmas

                                     Page 3

MISCELLANEOUS

     1.   All janitorial closets throughout the building are to be kept neat and clean at all  times.  Mop sinks will be clean and mops will be hung to dry. Sour smelling mops/or closets will not be tolerated.

     2.   Nightly means five times a week,  Monday  through  Friday,  after 5:45
          p.m.

     3.   All  cleaning  and  supervisory  personnel  are  to  be  employees  of contractor,  but  subject  at all  time to  approval  of the  building
          management.   Supervisors   assigned  to  the  building  will  not  be
          reassigned  to any other  location  without  approval of the  building management.

     4.   Employees  shall  keep  tenant  area  locked at all times - even while being cleaned.

     5.   At  all  times,   exercise  safety  precautions  for  the  benefit  of
          contractor  employees,  the owner and  tenants.  Material  Safety Data
          Sheets  (MSDSs)  will be provided to Rouse Office  Management  for all cleaning products.

     6.   Report all  defective or broken  building  equipment or fixtures,  any unlocked doors,  stains not removable and any unusual events to owner.
          Rouse Office  Management  is available  24hours a day should a serious situation merit immediate attention.

     7.   Gum and foreign  matter to be removed  nightly when in or on something cleaned under this contract.

     8.   All restroom  supplies except for sanitary  napkins and tampons are to be provided by janitorial  contractor  and  sufficient  stock is to be kept in  janitorial  closets  at all  times.  The  contractor  will be responsible for restocking the restrooms on a nightly basis.

     9.   Contractor will provide sufficient  employees to clean the building in a first-class manner and in keeping with the above  specifications and to include the following:

          A.   At least one working  supervisor  must be in the building  during all work hours.  Supervisor  must be the last person to leave the building.

          B.   Employees  who are to be  permanently  assigned  to the  building shall be carefully  interviewed,  screened and bonded. They shall be neat and clean in appearance. All employees are subject to the approval of owner.

          C.   Employees will conduct  themselves  professionally  at all times.
               (Boom boxes will not be permitted,  use of the tenants  telephone system will not be tolerated, no horse play, etc. )

     10.  All  contractor  employees,  including  working  supervisors,  will be required  to wear  uniforms.  Uniforms  will  consist  of a minimum of matching  smocks  and/or shirts  identified  with the  contractor  and employee name.

     11.  Contractor will furnish all equipment and cleaning supplies, and trash bags, necessary to perform the work as stated in the specifications.

     12.  Worker's  Compensation,   comprehensive  liability  insurance,  public
          liability  insurance and property damage  insurance must be carried by the contractor.  Insurance requirements are specified in the Agreement for Janitorial Service. All employees must be bonded.

     13.  A cancellation  clause providing for thirty (30) day written notice by
          Rouse Office Management,  Inc. for cancellation without cause is to be included in the cleaning contract.

                                     Page4

     14.  Lights will be turned off and all doors  secured at the  completion of the cleaning shift.

     15.  Excluded from the contract are:

          -    cleaning mechanical and electrical rooms

          -    day porter service

          -    exterior and interior  glass window  washing  except glass doors, view panels, etc.

          -    cleaning exterior plazas or garages, if applicable.

          -    cleaning  the loading  dock,  except  trash will be placed in the dumpster and compacted,  if applicable.  Trash bins are not to be left on the loading dock.

          -    cleaning inside tenant refrigerators and microwaves.

     16.  The  contractor's  supervisor  will be responsible  for picking up and signing out the keys at the start of each shift and returning the keys and signing  them in at the  conclusion  of the shift to Rouse  Office
          Management - 11311 McCormick  Road,  Hunt Valley.  At no time will the doors to the building be left propped  open.  Loss of keys will result in  rekeying.  The  cost  of  rekeying.  will  be  reimbursed  by  the janitorial contractor.

                                     Page 5

                                    EXHIBIT C

Millennium  has  agreed to provide  the space in  turn-key  condition  as listed below:

                    1.   Paint-touch-up the premises as needed.
                    2.   Shampoo carpet and patch as needed.
                    3.   Remove wall to create a reception area.
                    4.   Install building  standard suite entry door to code and
                         install new building standard exit door to code.
                    5.   Enclose  rear exit door room  using  building  standard
                         finishes.
                    6.   reconstruct conference room in SE corner using building
                         standard materials.
                    7.   Close existing case opening in small office.

Move Sublandlord's  excess existing furniture  presently located in the premises to the extent available, into all offices

SUBTENANT'S INITIAL ______________

                                [GRAPHIC OMITTED]